                                                 November 18, 1996

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madame:

    On behalf of Oneida Ltd., I transmit for filing the following Form 8-K. Please do not hesitate to contact me at (315) 361-3694 if you have any questions or concerns.


                                                 Very truly yours,

                                                /s/ ERIN L. MARKEY

                                                Erin L. Markey
                                                Corporate Attorney
                                                Oneida Ltd.
                                                163-181 Kenwood Avenue
                                                Oneida, New York 13421
                                                (315) 361-3694

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                  ______________________________


                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   November 4, 1996


                            ONEIDA LTD.
      (Exact name of Registrant as specified in its charter)



      NEW  YORK                 1-5452                15-0405700
  (State or other            (Commission          (I.R.S Employer
   jurisdiction              File Number)          Identification
  of incorporation)                                    Number)

     ONEIDA                   NEW YORK                 13421
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code   (315)361-3000

Former name or former address, if changed since last report    N/A

Item 2   Acquisition and Disposition of Assets

         On November 4, 1996, Oneida Ltd., a New York corporation (the "Registrant"), purchased substantially all of the assets, and assumed certain liabilities, of THC Systems, Inc., a New York corporation ("THC"), pursuant to the Asset Purchase Agreement, dated as of August 29, 1996, as amended on November 4, 1996 (the "Asset Purchase Agreement"), among THC, Eugene Goldberg, Robert Goldberg and Oneida Community China, Inc., a New York corporation and a direct wholly-owned subsidiary of the Registrant ("Oneida Community China"). Copies of the Asset Purchase Agreement and the Amendment to Asset Purchase Agreement, dated as of November 4, 1996, among THC. Eugene Goldberg, Robert Goldberg and Oneida Community China (the "Amendment to Asset Purchase Agreement"), are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

         The purchase price of $44.6 million in cash paid by Oneida Community China to THC pursuant to the Asset Purchase Agreement is subject to adjustment based on the Net Assets (as defined in the Asset Purchase Agreement) of the acquired business as of November 4, 1996. To provide for a potential downward adjustment in the purchase price, $2 million of the purchase price was placed in escrow with The Chase Manhattan Bank ("Chase") pursuant to an Escrow Agreement, dated as of November 4, 1996 (the "Escrow Agreement"), among THC, Eugene Goldberg, Robert Goldberg, Oneida Community China and Chase. The Escrow Agreement is in substantially the form of Exhibit 2.08 to the Asset Purchase Agreement.

         The Registrant has guaranteed all of the obligations of Oneida Community China to THC, Eugene Goldberg and Robert Goldberg under the Asset Purchase Agreement and the Escrow Agreement pursuant to the Guarantee, dated as of August 29, 1996, delivered by the Registrant to THC, Eugene Goldberg and Robert Goldberg, a copy of which is attached hereto as Exhibit 2.3 and incorporated herein by reference.

         The assets purchased by Oneida Community China from THC include (i) various registered or pending patents, trademarks and copyrights, (ii) contractual and noncontractual relationships with suppliers, customers and marketing representatives and (iii) physical inventory used in the conduct of THC's business.

         The cash purchase price was borrowed under the Registrant's established lines of credit at Chase Manhattan Bank, N.A., Bank of Nova Scotia, Manufacturers and Traders Trust Company, Fleet Bank, Marine Midland Bank, N.A. and San Paolo Bank. The purchase price was arrived at through arm's length negotiations between THC, Eugene Goldberg, Robert Goldberg and the Registrant, and was determined after consideration of THC's audited financial statements and a review of THC's assets and business.

         No prior relationship existed between THC, Eugene Goldberg or Robert Goldberg, on the one hand, and the Registrant, Oneida Community China and their respective affiliates, directors or officers, on the other hand. For a period of three years commencing on November 4, 1996, Eugene Goldberg will render non-exclusive consulting and advisory services to Oneida Community China and will be paid an annual fee of $100,000 plus expenses, pursuant to a Consulting Agreement, dated as of August 29, 1996, between Oneida Community China and Eugene Goldberg, a copy of which is attached hereto as Exhibit 2.4 and incorporated herein by reference.

         The Registrant intends to continue the business of THC through Oneida Community China, which has changed its name to THC Systems, Inc. A portion of THC's assets purchased by the Registrant constitute physical inventory that the Registrant intends to sell or dispose of in the ordinary course of its business.


Item 7         Financial Statements and Exhibits

              (c)  Exhibits

                   2.1 Asset Purchase Agreement, dated as of August 29, 1996, among THC, Eugene Goldberg, Robert Goldberg and Oneida Community China.

                   2.2  Amendment to Asset Purchase  Agreement,
    dated as of November 4, 1996, among THC, Eugene Goldberg, Robert Goldberg and Oneida Community China.

                   2.3 Guarantee for Asset Purchase Agreement, dated as of August 29, 1996, delivered by the Registrant to THC, Eugene Goldberg and Robert Goldberg

                   2.4 Consulting Agreement, dated as of August 29, 1996, between Oneida Community China and Eugene Goldberg

                   99.1 Press Release of the Registrant, dated
    November 4, 1996.

                            Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ONEIDA LTD.


Dated: November 18, 1996                By:/s/CATHERINE H. SUTTMEIER
                                          Catherine H.  Suttmeier
                                          Vice President, Secretary
                                          and General Counsel

                                                        EXHIBIT 2.1




             _________________________________________

                     ASSET PURCHASE AGREEMENT
             _________________________________________



                               Among


                        THC SYSTEMS, INC.,

                         EUGENE GOLDBERG,

                          ROBERT GOLDBERG

                                and

                   ONEIDA COMMUNITY CHINA, INC.

                    Dated as of August 29, 1996

                           TABLE OF CONTENTS

ARTICLE I  -  DEFINITIONS

    SECTION 1.01.  Certain Defined Terms                            2


ARTICLE II  -  PURCHASE AND SALE

    SECTION 2.01.  Assets to Be Sold                               10
    SECTION 2.02.  Assumption and Exclusion of Liabilities         13
    SECTION 2.03.  Purchase Price; Allocation of Purchase Price    13
    SECTION 2.04.  Closing                                         14
    SECTION 2.05.  Closing Deliveries by the Seller and the
                   Shareholders                                    14
    SECTION 2.06.  Closing Deliveries by the Purchaser             15
    SECTION 2.07.  Adjustment of Purchase Price                    15
    SECTION 2.08.  Escrow                                          18


ARTICLE  III   -   REPRESENTATIONS AND WARRANTIES  OF  THE  SELLER
                   AND THE SHAREHOLDERS

    SECTION  3.01. Organization of the Seller and Authority  of
                   the Seller and the Shareholders                 19
    SECTION 3.02.  Shareholders; Subsidiaries                      20
    SECTION 3.03.  Books and Records                               20
    SECTION 3.04.  No Conflict                                     20
    SECTION 3.05.  Governmental Consents and Approvals             20
    SECTION 3.06.  Financial Information; Books and Records        21
    SECTION 3.07.  No Undisclosed Liabilities                      21
    SECTION 3.08.  Receivables                                     21
    SECTION 3.09.  Inventories                                     22
    SECTION 3.10.  Acquired Assets                                 23
    SECTION 3.11.  Sales and Purchase Order Backlog                23

    SECTION 3.12.  Conduct in the Ordinary Course; Absence
                   of Certain Changes, Events and Conditions       23
    SECTION 3.13.  Litigation                                      26
    SECTION 3.14.  Compliance with Laws; Permits                   26
    SECTION 3.15.  Environmental Matters                           27
    SECTION 3.16.  Material Contracts                              27
    SECTION 3.17.  Intellectual Property                           29
    SECTION 3.18.  Real Property                                   30
    SECTION 3.19.  Tangible Personal Property                      31
    SECTION 3.20.  Assets                                          31
    SECTION 3.21.  Customers                                       32
    SECTION 3.22.  Suppliers                                       32
    SECTION 3.23.  Employee Benefit Matters                        32
    SECTION 3.24.  Labor Matters                                   34
    SECTION 3.25.  Key Employees                                   35
    SECTION 3.26.  Certain Interests                               35
    SECTION 3.27.  Taxes                                           36
    SECTION 3.28.  Insurance                                       37
    SECTION  3.29. Accounts; Lockboxes; Safe Deposit Boxes;
                   Powers of Attorney                              39
    SECTION 3.30.  Affiliated Parties                              39
    SECTION 3.31.  Full Disclosure                                 39
    SECTION 3.32.  Brokers                                         40


ARTICLE IV -  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    SECTION 4.01.  Organization and Authority of the Purchaser     40
    SECTION 4.02.  No Conflict                                     40
    SECTION 4.03.  Governmental Consents and Approvals             41
    SECTION 4.04.  Brokers                                         41

ARTICLE V  -  ADDITIONAL AGREEMENTS

    SECTION 5.01.  Conduct of Business Prior to the Closing        41
    SECTION 5.02.  Access to Information                           42
    SECTION 5.03.  Confidentiality                                 43
    SECTION 5.04.  Regulatory and Other Authorizations; Notices
                   and Consents                                    44
    SECTION 5.05.  Notice of Developments                          45
    SECTION 5.06.  No Solicitation or Negotiation                  45
    SECTION 5.07.  Use of Intellectual Property                    46
    SECTION 5.08.  Non-Competition                                 46
    SECTION 5.09.  Customer and Supplier Lists                     47
    SECTION 5.10.  Further Action                                  48
    SECTION 5.11.  Bulk Transfer Laws                              48
    SECTION 5.12.  Filing of Form 5500s                            48
    SECTION 5.13.  Assignment of Rego Lease                        49


ARTICLE VI  -  TAX MATTERS

    SECTION 6.01.  Indemnity                                       49
    SECTION 6.02.  Returns and Payments                            50
    SECTION 6.03.  Refunds                                         51
    SECTION 6.04.  Contests                                        51
    SECTION 6.05.  Time of Payment                                 52
    SECTION 6.06.  Cooperation and Exchange of Information         53
    SECTION 6.07.  Conveyance Taxes                                53
    SECTION 6.08.  Bulk Transfers                                  54
    SECTION 6.09.  Miscellaneous                                   54


ARTICLE VII  -  CONDITIONS TO CLOSING

    SECTION 7.01.  Conditions to Obligations of the Seller and
                   the Shareholders                                55
    SECTION 7.02.  Conditions to Obligations of the Purchaser      56

ARTICLE VIII  -  INDEMNIFICATION

    SECTION 8.01.  Survival of Representations and Warranties      59
    SECTION 8.02.  Indemnification by the Seller and the
                   Shareholders                                    60
    SECTION 8.03.  Indemnification by the Purchaser                62
    SECTION 8.04.  Tax Matters                                     63


ARTICLE IX  -  TERMINATION AND WAIVER

    SECTION 9.01.  Termination                                     64
    SECTION 9.02.  Effect of Termination                           64
    SECTION 9.03.  Waiver                                          64


ARTICLE X  -  GENERAL PROVISIONS

    SECTION 10.01. Expenses                                        65
    SECTION 10.02. Notices                                         65
    SECTION 10.03. Public Announcements                            67
    SECTION 10.04. Headings                                        67
    SECTION 10.05. Severability                                    67
    SECTION 10.06. Entire Agreement                                67
    SECTION 10.07. Assignment                                      67
    SECTION 10.08. No Third Party Beneficiaries                    68
    SECTION 10.09. Amendment                                       68
    SECTION 10.10. Governing Law                                   68
    SECTION 10.11. Counterparts                                    68
    SECTION 10.12. Specific Performance                            68

EXHIBITS

A Persons Entering Into Employment or Consulting Agreements with the Purchaser
1.01(a)  Form of Assumption Agreement
1.01(b)  Form of Bill of Sale and Assignment
2.07(d)  Methodology for Computing Purchase Price Adjustment
2.08     Form of Escrow Agreement
10.03    Form of Press Release

    ASSET PURCHASE AGREEMENT, dated as of August 29, 1996, among THC SYSTEMS, INC., a New York corporation (the "Seller"), EUGENE GOLDBERG and ROBERT GOLDBERG (each a "Shareholder" and, collectively, the "Shareholders"), and ONEIDA COMMUNITY CHINA, INC., a New York corporation (the "Purchaser").

                   WITNESSETH:

    WHEREAS, the Seller is engaged in the business of importing and distributing chinaware, flatware, hollowware and related products to a diversified base of customers, including hotels, restaurants, distributors, airlines and institutions (the "Business"); and

    WHEREAS, the Shareholders own all of the issued and outstanding shares of common stock, no par value, of the Seller; and

    WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Business, including, without limitation, all right, title an interest of the Seller in and to the property and assets of the Business and, in connection therewith, the Purchaser is willing to assume certain liabilities of the Seller relating thereto, all upon the terms and subject to the conditions set forth herein; and

    WHEREAS, the Purchaser has entered into employment or consulting agreements with the persons listed on Exhibit A hereto, as described in such Exhibit, which agreements shall become effective upon the Closing (as hereinafter defined);

    WHEREAS, Oneida Ltd., a New York corporation and the ultimate corporate parent of the Purchaser ("Oneida"), has executed and delivered (i) to the Seller a guarantee of the Purchaser's obligations under this Agreement, the Escrow Agreement and the Assumption Agreement (the "Asset Purchase Agreement Guarantee"), (ii) to Eugene Goldberg a guarantee of the Purchaser's obligations under a certain consulting agreement dated the date hereof between the Purchaser and Eugene Goldberg (the "Consulting Agreement Guarantee") and (iii) to each of Barry Goldberg, Ira Goldberg and James Goldberg a guarantee of the Purchaser's obligations under their respective employment agreements dated the date hereof with the Purchaser (collectively, the "Employment Agreement Guarantees");

    NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser, the Seller and the Shareholders hereby agree as follows:

                             ARTICLE I
                            DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

    "Acquisition Documents" means this Agreement, the Ancillary
Agreements, and any certificate, Financial Statement, Interim
Financial Statement, report or other document delivered pursuant to this Agreement or the transactions contemplated hereby.

    "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

    "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

    "Agreement" or "this Agreement" means this Asset Purchase
Agreement, dated as of August 29, 1996, among the Seller, the Shareholders and the Purchaser (including the Exhibits, the Seller's and Shareholders' Disclosure Schedule and the Purchaser's Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 10.09.

    "Ancillary Agreements" means the Bill of Sale, the Assumption
Agreement and the Escrow Agreement.

    "Asset Purchase Agreement Guarantee" has the meaning specified in the recitals to this Agreement.

    "Assets" has the meaning specified in Section 2.01(a).

    "Assumed  Liabilities" has the meaning specified in Section
2.02(a).

    "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Seller on the Closing Date substantially in the form of Exhibit 1.01(a) hereto.

    "Audit" has the meaning specified in Section 7.02(j).

    "Berdon" has the meaning specified in Section 2.07(b)(iii).

    "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Seller on the Closing Date substantially in the form of Exhibit 1.01(b) hereto.

    "Business" has the meaning specified in the recitals to this Agreement.

    "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York.

    "Closing" has the meaning specified in Section 2.04.

    "Closing Balance Sheet" means the audited balance sheet (including the related notes and schedules thereto) of the Seller, to be prepared pursuant to Section 2.07(a) and to be dated as of the Closing Date.

    "Closing Date" has the meaning specified in Section 2.04.

     "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

    "Confidentiality Agreement" means the letter agreement dated as of May 8, 1996 between the Seller and the Purchaser.

    "Consignment Customer List" has the meaning specified in Section
5.09(a).

    "Consulting Agreement Guarantee" has the meaning specified in the recitals to this Agreement.

    "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

    "Customer List" has the meaning specified in Section 5.09(a).

    "Employment Agreement Guarantees" has the meaning specified in the recitals to this Agreement.

    "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

    "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law.

    "Environmental Laws" means any Law, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, Proposition 65.

    "ERISA" has the meaning specified in Section 3.23(a).

    "Escrow Agent" means The Chase Manhattan Bank, N.A.

    "Escrow Agreement" has the meaning specified in Section 2.08.

    "Escrow Amount" means $2,000,000.

     "Escrow Fund" means the Escrow Amount deposited with the Escrow Agent, as such sum may be increased or decreased as provided in the Escrow Agreement.

    "Excluded  Assets" has the meaning specified in Section 2.01(b).

    "Excluded Liabilities" has the meaning specified in Section
2.02(b).

    "Excluded 401(k) Assets" has the meaning specified in Section
2.01(a)(xv).

    "Exhibits" means the Exhibits attached hereto and forming a part of this Agreement.

    "Financial Statements" has the meaning specified in Section
3.06(a)(i).

    "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

    "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

    "Hang Cheon" has the meaning specified in Section 5.08(a).

    "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and
(c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any

Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

    "Indemnifying  Party" has the meaning specified in Section
8.02(c).

    "Independent Accounting Firm" has the meaning specified in Section 2.07(b)(ii).

    "Intellectual Property" means: (i) all domestic and foreign patents and applications therefor and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;
(ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor; (v) all trade names, corporate names, trade dress, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (vi) all proprietary computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto; (vii) all income, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing, including, without limitation, damages and payments for past or future infringements or misappropriations thereof; and (viii) all rights to sue for past, present and future infringements or misappropriations of any of the foregoing.

    "Interim Financial Statements" has the meaning specified in
Section 3.06(a)(ii).

    "Inventories" means all inventory, merchandise, finished goods, raw materials, packaging, supplies and other personal property related to the Business, maintained, held or stored by or for the Seller and any prepaid deposits for any of the same.

    "Inventory Valuation Resolution Date" has the meaning pecified in
Section 2.07(b)(iii).

    "IRS" means the Internal Revenue Service  of  the  United States.

    "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

    "Leased Real Property" means the real property leased by the Seller as tenant, together with, to the extent leased by the Seller, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Seller attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

    "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

    "Licensed  Intellectual  Property"  means  all  Intellectual
Property licensed or sublicensed by the Seller from a third party.

    "Loss" has the meaning specified in Section 8.02(a).

    "Material Adverse Effect" means any circumstance, change in, or effect on, the Business or the Seller that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Seller or the Business: (a) is, or could be, materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Business or (b) could materially adversely affect the ability of the Purchaser to operate or conduct the Business in the manner in which it is currently operated or conducted by the Seller.

    "Material Contracts" has the meaning specified in Section 3.16(a).

    "Net Assets" means the excess of (i) the Assets (excluding the Excluded Assets) over (ii) the amounts set forth in the line items identified as "accounts payable", "dividends payable" and "accrued expenses and other liabilities" on any specified balance sheet of the Seller, including the Reference Balance Sheet and the Closing Balance Sheet.

    "Oneida" has the meaning specified in the recitals to this Agreement.

    "Owned Intellectual Property" means all Intellectual Property in and to which the Seller has, or has a right to hold, right, title and interest.

    "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $10,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and
(d) liens on substantially all of the assets of the Seller, including pledges of Inventories and accounts receivable to secure bank debt incurred in the ordinary course of the Business consistent with past
practice to finance the purchase   of Inventories and to provide
working capital.

    "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

    "Plans" has the meaning specified in Section 3.23(a).

    "Proposition 65" means the Safe Drinking Water and Toxic
Enforcement Act of 1986, California Health and Safety Code 25249.5 et seq., and any regulations promulgated pursuant thereto.

    "Purchase  Price" has the meaning specified in Section 2.03(a).

    "Purchase Price Bank Account" means a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least three Business Days before the Closing.

    "Purchaser" has the meaning specified in the preamble to this Agreement.

    "Purchaser Indemnified Party" has the meaning specified in Section
8.02(a).

    "Purchaser's Accountants" means Coopers & Lybrand LLP, independent accountants of the Purchaser.

    "Purchaser's Disclosure Schedule" means the Purchaser's Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

    "Purchaser's President and COO" means Peter J. Kallet.

    "Receivables" means any and all accounts receivable, notes and other amounts receivable from third parties, including, without limitation, customers and employees, arising from the conduct of the Business before the Closing, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

    "Reference  Balance Sheet" means the audited balance sheet
(including the related notes and schedules thereto) of the Seller, dated as of January 31, 1996, a copy of which is set forth in Section 3.06(a)(i) of the Seller's and Shareholders' Disclosure Schedule.

    "Reference Balance Sheet Date" means January 31, 1996.

    "Rego Affiliate" has the meaning specified in Section 5.07(b).

    "Rego Corp." has the meaning specified in Section 3.30.

    "Rego Lease" has the meaning specified in Section 3.30.

    "Rego-Unrelated Name" has the meaning specified in Section
5.07(b).

    "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

    "Restricted Period" has the meaning specified in Section 5.08(a).

    "Returns" has the meaning specified in Section 6.02(a).

    "S Election" means an election under Section 1362(a) of the Code (or a comparable election under any successor provision) to be taxed as an S Corporation for Federal income tax purposes.

    "Seller" has the meaning specified in the preamble to this Agreement.

    "Seller Indemnified Party" has the meaning specified in Section
8.03(a).

    "Seller's and Shareholders' Disclosure Schedule" means  the
Seller's and Shareholders' Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

    "Seller's Income Taxes" means any Taxes based on or measured by net income, in whole or in part, payable by the Seller for any period.

    "Shareholder" and "Shareholders" have the respective meanings specified in the preamble to this Agreement.

    "Supplier List" has the meaning specified in Section 5.09(b).

    "Tabletop Products" means chinaware, glassware and metal flat and hollow tableware.

    "Tangible  Personal Property" has the meaning specified in Section
3.19(a).

    "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

    "Third  Party Claims" has the meaning specified in Section
8.02(c).

    "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.


                            ARTICLE II
                         PURCHASE AND SALE

SECTION 2.01. Assets to Be Sold. (a) On the terms and subject to the conditions of this Agreement, on the Closing Date, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, and the Purchaser shall purchase from the Seller, all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller or to which it is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Business, other than the Excluded Assets (the assets to be purchased by the Purchaser being referred to as the "Assets"), including, without limitation, the following:

              (i)       the Business as a going concern;

              (ii)       all rights in respect of the Leased Real
                     Property
and any leased Tangible Personal Property;

              (iii) all Tangible Personal Property used or held for use by the Seller at the locations at which the Business is conducted, or otherwise owned or held by the Seller at the Closing Date for use in the conduct of the Business and not otherwise included in clause (ii) above;

              (iv)      all vehicles other than the Seller's 1989
Silver Spur Rolls Royce used by Eugene Goldberg;

              (v) all cash, cash equivalents and bank accounts (other than the Purchase Price Bank Account) owned by the Seller at the Closing Date;

              (vi)      all Inventories;

              (vii)     all Receivables;

              (viii) all books of account, general, financial, tax records (other than tax returns and supporting schedules filed with respect to the Seller's Income Taxes) and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto owned, associated with or employed by the Seller or used in, or relating to, the Business at the Closing Date, other than organizational documents, minute and stock record books and the corporate seal of the Seller; provided, however, that the Seller shall be entitled to retain its general ledger and all of its journals including, without limitation, its journals for sales, purchases, cash receipts and cash disbursements, so long as it shall deliver certified copies of all of the foregoing to the Purchaser at the Closing;

              (ix) the goodwill of the Seller relating to the Business;

              (x) all the Seller's right, title and interest in, to and under the Owned Intellectual Property and the Licensed
Intellectual Property;

              (xi) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and enuring to the benefit of the Seller;

              (xii) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by the Seller at the Closing Date;

              (xiii) all rights of the Seller under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable);

              (xiv) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller in connection with, or required for, the Business, to the extent transferable;

              (xv) all assets (including, without limitation, assets held in trust and insurance policies) and rights in respect of assets used to fund or otherwise relating to any Plans, except assets relating to the Seller's 401(k) Plan (the "Excluded 401(k) Assets");

              (xvi) all progress payments under any customer order or other agreement which the Purchaser shall have assumed under this Agreement; and

              (xvii) all the Seller's right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business.

         (b) The Assets shall exclude the following assets owned by the Seller (the "Excluded Assets"):

              (i)       the Purchase Price Bank Account;

              (ii)      the Excluded 401(k) Assets;

              (iii) all rights of the Seller under this Agreement, the Ancillary Agreements and the Guarantee;

              (iv) Eugene Goldberg's desk, desk chair, couch, club chair, wooden cube and painting of a seashell by Fred Werner, each of which is located in his office in Melville, New York; and

              (v) the Seller's 1989 Silver Spur Rolls Royce used by Eugene Goldberg.

SECTION 2.02. Assumption and Exclusion of Liabilities. (a) On the terms and subject to the conditions of this Agreement, the Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due all Liabilities of the Seller as at the Closing Date arising out of or relating to the Business, whether accrued or arising before or after the Closing, except for the Excluded Liabilities as defined in Section 2.02(b) (the "Assumed Liabilities").

         (b) The Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller as of the Closing Date other than the Assumed
Liabilities (the "Excluded Liabilities"), including, without limitation:

              (i) all Taxes not reflected on the Closing Balance Sheet now or hereafter owed by the Seller or any Affiliate of the Seller, or attributable to the Assets or the Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date (as provided in Section 6.01) and all of the Seller's Income Taxes;

              (ii) all Liabilities relating to or arising out of the Excluded Assets;

              (iii) all Liabilities relating to or arising out of the dispute between the Seller and the Hunan Arts & Crafts Import and Export Corporation;

              (iv) all Liabilities of the Seller for warranty claims, quality-related claims or product liability claims relating to products shipped prior to the Closing, other than reasonable product and quality returns and allowances arising in the ordinary course of the Business;

              (v) all Liabilities of the Seller for Indebtedness to bank lenders;

              (vi) all Liabilities of the Seller relating to any loans payable to any of the Seller's shareholders; and

              (vii) all Liabilities of the Seller under any contracts for professional services entered into by the Seller in connection with the transactions contemplated by this Agreement, other than any such Liabilities that are reflected on the Closing Balance Sheet.

SECTION 2.03.  Purchase Price; Allocation of Purchase Price.  (a)
Subject to the adjustments set forth in Section 2.07, the purchase price for the Assets shall be $45,000,000 (the "Purchase Price").

         (b) The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Assets as of the Closing Date in accordance with the Closing Balance Sheet. To the extent that the sum of the Purchase Price and the Assumed Liabilities exceeds the book value of the Assets as reflected on the Closing Balance Sheet, such excess shall be allocated to intangibles. Any subsequent adjustments to the sum of the Purchase Price and the Assumed Liabilities shall be reflected in the allocation hereunder in a manner consistent with Regulation 1.1060-1T(f). Prior to Closing, the Purchaser, the Seller and the Shareholders shall agree on the contents of the Form 8594 to be filed by the Purchaser and the Seller in connection with the transactions contemplated by this Agreement it being understood that no allocation shall be made in such Form 8594 to the covenant set forth in Section 5.08. For all Tax purposes, the Purchaser, the Seller and each of the Shareholders agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation set forth in the Closing Balance Sheet, and that none of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise.

SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the Seller's offices at 395 North Service Road, Melville, New York at 10:00 A.M. New York time on the later to occur of (i) October 31, 1996 or (ii) the fifth Business Day following the later to occur of the (A) expiration or termination of all applicable waiting periods under the HSR Act and
(B) satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VII, or at such other place or at such other time or on such other date as the Seller, the Shareholders and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

SECTION  2.05.  Closing Deliveries by the Seller and the
Shareholders. At the Closing, the Seller and the Shareholders shall deliver or cause to be delivered to the Purchaser:

         (a) the Bill of Sale and such other instruments, in form and substance reasonably satisfactory to the Purchaser, as may be requested by the Purchaser to transfer the Assets to the Purchaser or evidence such transfer on the public records;

         (b) an executed counterpart of the Assumption Agreement and the Escrow Agreement;

         (c)       a receipt for the Purchase Price less the Escrow
Amount; and

         (d) the opinions, certificates and other documents required to be delivered pursuant to Section 7.02.

SECTION 2.06.  Closing Deliveries by the Purchaser. (a) At the
Closing, the Purchaser shall deliver to the Seller:

              (i) the Purchase Price less the Escrow Amount by wire transfer in immediately available funds to the Purchase Price Bank Account;

              (ii)      an executed counterpart of the Assumption
Agreement and the Escrow Agreement; and

              (iii) the opinions, certificates and other documents required to be delivered pursuant to Section 7.01.

         (b) At the Closing, the Purchaser shall deliver to the Escrow Agent, in accordance with the Escrow Agreement, the Escrow Amount by wire transfer in immediately available funds to the account designated therefor in the Escrow Agreement.

SECTION 2.07. Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment after the Closing as specified in this
Section 2.07:

         (a) Closing Balance Sheet. As promptly as practicable, but in any event within sixty calendar days following the Closing Date, the Purchaser shall deliver to the Seller and the Shareholders the Closing Balance Sheet, together with the report thereon of the Purchaser's Accountants, stating that the Closing Balance Sheet fairly presents the financial position of the Seller at the Closing Date in conformity with U.S. GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet and classifying assets and liabilities in the same manner as on the Reference Balance Sheet. The Closing Balance Sheet shall not reflect any liability for any unpaid income taxes, franchise taxes or professional fees or expenses incurred by the Seller in connection with the transactions contemplated by this Agreement.

         (b) Disputes. (i) Subject to clauses (ii) and (iii) of this Section 2.07(b), the Closing Balance Sheet delivered by the Purchaser to the Seller and the Shareholders shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

              (ii) The Shareholders may dispute the amount set forth on the Closing Balance Sheet in respect of the Inventories if, in the opinion of the Shareholders, the value of the Inventories is understated on the Closing Balance Sheet by an amount in excess of $100,000; provided, however, that the Shareholders shall have notified the Purchaser and the Purchaser's Accountants in writing of their dispute, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within fifteen Business Days of the Purchaser's delivery of the Closing Balance Sheet to the Seller and the Shareholders. In the event of such a dispute, the Shareholders and the Purchaser's President and COO shall attempt to reconcile their differences, and, in so doing, will each provide to the other supporting detailed schedules relating to the value of the Inventories if and to the extent not previously provided. Any resolution by the Shareholders and the Purchaser's President and COO as to any disputed amount in respect of the Inventories shall be final, binding and conclusive on the parties hereto. If the Shareholders and the Purchaser's President and COO are unable to reach a resolution within ten Business Days after receipt by the Purchaser and the Purchaser's Accountants of the Shareholders' written notice of dispute, the Shareholders and the Purchaser shall submit the items remaining in dispute for resolution to KPMG Peat Marwick LLP (or, if such firm shall decline or is unable to act or is not, at the time of such submission, independent of the Seller, the Shareholders and the Purchaser, to another independent accounting firm of international reputation mutually acceptable to the Purchaser and the Shareholders) (either KPMG Peat Marwick LLP or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within fifteen Business Days after such submission, determine and report to the Purchaser and the Shareholders upon such disputed amount, and such report shall be final, binding and conclusive on the Seller, the Shareholders and the Purchaser. In making any such determination, the Independent Accounting Firm shall resolve any such disputed amount in accordance with U.S. GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet. The fees and disbursements of the Independent Accounting Firm shall be shared equally by the Seller and the Shareholders, on the one hand, and the Purchaser, on the other hand.

              (iii) David Berdon & Co. LLP ("Berdon"), on behalf of the Seller and the Shareholders, shall be permitted, during the twenty Business Days following the earlier of (A) the failure of the Shareholders to notify the Purchaser and the Purchaser's Accountants of a dispute as to the amount set forth on the Closing Balance Sheet in respect of the Inventories within fifteen Business Days after the Purchaser's delivery of the Closing Balance Sheet to the Seller and the Shareholders, (B) the resolution of all disputes, pursuant to
Section 2.07(b)(ii), by the Shareholders and the Purchaser's President and COO and (C) the resolution of all disputes, pursuant to Section 2.07(b)(ii), by the Independent Accounting Firm (the earlier of such dates being the "Inventory Valuation Resolution Date"), to review the Closing Balance Sheet and such supporting workpapers of the Purchaser's Accountants and books and records of the Seller relating to the Closing Balance Sheet as Berdon shall reasonably request. The Seller and the Shareholders may dispute any amounts reflected on the Closing Balance Sheet (other than any amounts in respect of the Inventories), but only on the basis that the amounts reflected on the Closing Balance Sheet (other than any amounts in respect of the Inventories) were not arrived at in accordance with U.S. GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet; provided, however, that the Seller and the Shareholders shall have notified the Purchaser and the Purchaser's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within thirty Business Days of the Inventory Valuation Resolution Date. In the event of such a dispute, Berdon and the Purchaser's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If Berdon and the Purchaser's Accountants are unable to reach a resolution with such effect within twenty Business Days after receipt by the Purchaser and the Purchaser's Accountants of the Seller's and the Shareholders' written notice of dispute, Berdon and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to the Independent Accounting Firm, which shall, within thirty Business Days after such submission, determine and report to the Purchaser, the Seller and the Shareholders upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller, the Shareholders and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be shared equally by the Seller and the Shareholders, on the one hand, and the Purchaser, on the other hand.

              (iv)      In  acting under this Agreement, the
Purchaser's Accountants, Berdon and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

         (c) Purchase Price Adjustment. The Closing Balance Sheet shall be deemed final for the purposes of this Section 2.07 upon the earlier of (A) the failure of the Seller and the Shareholders to notify the Purchaser of a dispute within thirty Business Days after the Inventory Valuation Resolution Date, (B) the resolution of all disputes, pursuant to Section 2.07(b)(iii), by the Purchaser's Accountants and Berdon and (C) the resolution of all disputes, pursuant to Section 2.07(b)(iii), by the Independent Accounting Firm. After the Closing Balance Sheet is deemed final, a Purchase Price adjustment shall be made as follows:

              (i) in the event that the Net Assets reflected on the Reference Balance Sheet exceeds the Net Assets reflected on the Closing Balance Sheet, the Purchase Price shall be adjusted downward in an amount equal to such excess, and, within three Business Days after the Closing Balance Sheet is deemed final, the Purchaser shall deliver written notice to the Escrow Agent, the Seller and the Shareholders specifying the amount of such downward adjustment of the Purchase Price, and, within three Business Days of its receipt of such notice and in accordance with the terms of the Escrow Agreement, the Escrow Agent shall pay such amount out of the Escrow Fund by wire transfer in immediately available funds to an account designated by the Purchaser. In the event that the Escrow Fund is insufficient to cover the amount of such downward adjustment, the Escrow Agent shall pay the entire Escrow Fund by wire transfer in immediately available funds to an account designated by the Purchaser and, on or prior to the date of such payment, the Seller and the Shareholders shall pay, on a joint and several basis, by wire transfer in immediately available funds to the same account, an amount equal to the amount of such deficiency. In the event that the amount of funds in the Escrow Fund exceeds the amount of the downward adjustment of the Purchase Price provided for in the first sentence of this Section 2.07(c)(i), the Escrow Agent shall, after paying the amount of such excess to an account designated by the Purchaser as provided in such sentence, pay the remaining amount of funds in the Escrow Fund by wire transfer in immediately available funds to an account designated by the Seller;

              (ii) in the event that the Net Assets reflected on the Closing Balance Sheet exceeds the Net Assets reflected on the Reference Balance Sheet, the Purchase Price shall be adjusted upward in an amount equal to such excess and, within three Business Days after the Closing Balance Sheet is deemed final, the Purchaser shall pay the amount of such excess and the Escrow Agent shall pay the entire Escrow Fund, in each case by wire transfer in immediately available funds to an account designated by the Seller; and

              (iii) any Purchase Price adjustment made pursuant to this Section 2.07 shall be paid together with interest thereon from the Closing Date to and including the date of payment at a rate equal to the interest rate prevailing on 90 day United States Treasury Bills as of the Closing Date.

         (d) Purchase Price Adjustment Methodology. The methodology for computing the adjustment, if any, to the Purchase
Price is illustrated in Schedule 2.07(d) hereto.

SECTION 2.08. Escrow. Prior to the Closing, the Seller, the Shareholders and the Purchaser shall enter into an Escrow Agreement with the Escrow Agent substantially in the form of Exhibit 2.08 hereto (the "Escrow Agreement"). Pursuant to the terms of the Escrow Agreement, the Purchaser shall deposit the Escrow Amount in an account to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.


                            ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF THE SELLER
                       AND THE SHAREHOLDERS

    As an inducement to the Purchaser to enter into this Agreement, the Seller and the Shareholders hereby jointly and severally represent and warrant to the Purchaser as follows:

SECTION 3.01. Organization of the Seller and Authority of the Seller and the Shareholders. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all necessary power and authority to enter into this Agreement and each Ancillary Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for those jurisdictions in which the failure to be so licensed or qualified would not, singly or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement and each Ancillary Agreement by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller and the Shareholders. Each Shareholder has full right and capacity to enter into this Agreement and the Escrow Agreement and to carry out his obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Seller and the Shareholders, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Seller and each Shareholder enforceable against the Seller and each Shareholder in accordance with its terms. Upon its execution, the Escrow Agreement will be duly executed and delivered by the Seller and the Shareholders and (assuming due authorization, execution Purchaser) will constitute a legal, valid and binding obligation of the Seller and the Shareholders enforceable against the Seller and each Shareholder in accordance with its terms. Upon its execution, each other Ancillary Agreement will be duly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Purchaser) will constitute a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

SECTION 3.02. Shareholders; Subsidiaries. The shares of the Seller's common stock owned by the Shareholders constitute all the issued and outstanding capital stock of the Seller and are owned of record and beneficially solely by the Shareholders free and clear of all Encumbrances. There are no options, warrants, convertible securities or other rights, agreements or other understandings relating to the capital stock of the Seller or obligating the Seller to issue or sell, or either Shareholder to sell, any shares of capital stock of the Seller. There are no corporations, partnerships, joint ventures, associations or other entities in which the Seller owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Seller is not a member of (nor is any part of the Business conducted through) any partnership, nor is the Seller a participant in any joint venture or similar arrangement.

SECTION 3.03. Books and Records. The minute books of the Seller for the period since June 9, 1992 contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, the Board of Directors and all committees of the Board of Directors of the Seller during such period. Complete and accurate copies of all such minute books for such period have been provided by the Seller to the Purchaser.

SECTION 3.04. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.05 have been obtained, the execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller, and the execution, delivery and performance of this Agreement and the Escrow Agreement by each Shareholder, do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws of the Seller, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Seller or any of its assets, properties or businesses or (c) except as set forth in Section 3.04 of the Seller's and Shareholders' Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Seller pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or either Shareholder is a party or by which any of such assets or properties is bound.

SECTION 3.05. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the Seller, and the execution, delivery and performance of this Agreement and the Escrow Agreement by each Shareholder, do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except as required by the HSR Act.

SECTION 3.06. Financial Information; Books and Records. (a) True and complete copies of (i) the audited balance sheet of the Seller for each of the four fiscal years ended as of January 31, 1993, January 31, 1994, January 31, 1995 and January 31, 1996, and the related audited statements of income, retained earnings, shareholders' equity and statements of cash flows of the Seller, together with all related notes and schedules thereto, accompanied by the reports thereon of Ernst & Young LLP (collectively referred to herein as the "Financial Statements") and (ii) the unaudited balance sheet of the Seller as of May 3, 1996, and the related statements of income, retained earnings, shareholders' equity and statements of cash flows of the Seller, together with all related notes and schedules thereto (collectively referred to herein as the "Interim Financial Statements") have been delivered by the Seller to the Purchaser. The Reference Balance Sheet is attached hereto as Section 3.06(a)(i) of the Seller's and Shareholders' Disclosure Schedule. The Financial Statements (including the Reference Balance Sheet) and the Interim Financial Statements were prepared in accordance with the books of account and other financial records of the Seller. The Financial Statements (including the Reference Balance Sheet) (x) present fairly the financial condition and results of operations of the Seller as of the dates thereof or for the periods covered thereby, (y) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller and throughout the periods involved and (z) include all adjustments that are necessary for a fair presentation of the financial condition of the Seller and the results of the operations of the Seller as of the dates thereof and for the periods covered thereby.

         (b) The books of account and other financial records of the Seller (i) are in all material respects complete and correct, and, subject to normal year-end adjustments, do not contain or reflect any material inaccuracies or discrepancies and (ii) have been maintained in accordance with good business and accounting practices.

SECTION   3.07.   No  Undisclosed  Liabilities.   There are  no
Liabilities of the Seller other than Liabilities (i) reflected or reserved for on the Reference Balance Sheet or (ii) disclosed in
Section 3.07 of the Seller's and Shareholders' Disclosure Schedule. The reserves reflected on the Reference Balance Sheet, other than reserves for Liabilities relating to the Excluded Assets and the Excluded Liabilities, are in amounts that have been established on a basis consistent with the past practices of the Seller and in accordance with U.S. GAAP.

SECTION 3.08. Receivables. Section 3.08 of the Seller's and Shareholders' Disclosure Schedule is an aged list of the Receivables as of May 3, 1996 showing separately those Receivables that as of such date had been outstanding (i) for 45 days or less, (ii) more than 60 days, (iii) more than 90 days and (iv) more than 120 days. Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet arose from, and the Receivables existing on the Closing Date will have arisen from, the sale of Inventories to Persons not affiliated with the Seller and in the ordinary course of the Business consistent with past practice and, except as reserved for on the Reference Balance Sheet, to the best knowledge of the Seller and each Shareholder, constitute or will constitute, as the case may be, only valid, undisputed claims of the Seller not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the Business consistent with past practice. All Receivables reflected on the Reference Balance Sheet (subject to the reserve for bad debts reflected on the Reference Balance Sheet) have been collected or, to the best knowledge of the Seller and each Shareholder, are or will be good and will be collectible, without resort to litigation or extraordinary collection activity. To the best knowledge of the Seller and each Shareholder, all Receivables that have arisen since the Reference Balance Sheet Date or that will arise prior to the Closing Date will be good and will be collectible, without resort to litigation or extraordinary collection activity.

SECTION 3.09. Inventories. (a) Subject to amounts reserved therefor on the Reference Balance Sheet, the values at which all Inventories are carried on the Reference Balance Sheet reflect the historical inventory valuation policy of the Seller of stating such Inventories at the lower of cost (determined on the first-in, first-out method) or market value. Except as set forth in Section 3.09 of the Seller's and Shareholders' Disclosure Schedule, the Seller has good and marketable title to the Inventories free and clear of all Encumbrances. Except as set forth in Section 3.09 of the Seller's and Shareholders' Disclosure Schedule, the Inventories do not consist of, in any material amount, items that are obsolete, damaged or more than
nineteen months old.   The Inventories do not consist of any items
held on consignment to the Seller. The Seller is not under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers other than in the ordinary course of the Business consistent with past practice. No clearance or extraordinary sale of the Inventories has been conducted since the Reference Balance Sheet Date. The Seller has not acquired or committed to acquire Inventory that is not of a quality and quantity usable in the ordinary course of the Business within a reasonable period of time and consistent with past practice nor has the Seller changed the price of any Inventory except for (i) price reductions to reflect any reduction in the cost thereof to the Seller,
(ii) reductions and increases responsive to normal competitive conditions and consistent with the Seller's past sales practices,
(iii) increases to reflect any increase in the cost thereof to the Seller and (iv) increases and reductions made with the written consent of the Purchaser. Section 3.09 of the Seller's and Shareholders' Disclosure Schedule contains a complete list of the addresses of all warehouses and other facilities in which the Inventories are located.

         (b) The Inventories consist or will consist (if acquired prior to the Closing) of items of a quality and quantity usable or salable in the normal course of the Business. The Inventories reflected on the Reference Balance Sheet were as of the Reference Balance Sheet Date salable at values not less than the book value amounts shown on the Reference Balance Sheet. The value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value or has been adequately reserved for on the Reference Balance Sheet.

SECTION 3.10. Acquired Assets. Since the Reference Balance Sheet Date all the assets of the Seller (other than the Excluded Assets), including, without limitation, the benefit of any licenses, leases or other agreements or arrangements, have been acquired for consideration not less than the fair market value of such asset at the date of such acquisition.

SECTION 3.11. Sales and Purchase Order Backlog. (a) As of August 23, 1996, open sales orders accepted by the Seller totalled $2,350,171. Section 3.11(a) of the Seller's and Shareholders' Disclosure Schedule lists all sales orders exceeding $30,000 per order, which have been accepted by the Seller and which were open as of August 23, 1996.

         (b) As of August 23, 1996, open purchase orders issued by the Seller totalled $5,275,361. Section 3.11(b) of the Seller's and Shareholders' Disclosure Schedule lists all purchase orders exceeding $30,000 per order, which have been issued by the Seller and which were open as of August 23, 1996.

SECTION 3.12. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the Reference Balance Sheet Date, except as disclosed in Section 3.12 of the Seller's and Shareholders' Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.12 of the Seller's and Shareholders' Disclosure Schedule, since the Reference Balance Sheet Date, the Seller has not:

              (i) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Seller to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

              (ii) except in the ordinary course of the Business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than liabilities reflected on the Reference Balance Sheet and liabilities incurred in the ordinary course of the Business consistent with past practice since the date of the Reference Balance Sheet;

              (iii) written down or written up the value of any Inventories or Receivables or revalued any assets of the Seller;

              (iv) made any change in any method of accounting or accounting practice or policy other than such changes required by U.S. GAAP and disclosed in Section 3.12 of the Seller's and Shareholders' Disclosure Schedule;

              (v) amended, terminated, cancelled or compromised any material claims of the Seller or waived any other rights of substantial value to the Seller;

              (vi) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property), other than any sale in the ordinary course of the Business consistent with past practice;

              (vii) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Seller;

              (viii) redeemed any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Seller or otherwise, other than payments of monthly dividends in the aggregate amount of $66,000 and quarterly dividends in amounts determined by the Shareholders and for the purposes and in amounts consistent with past practice;

              (ix) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of the Business consistent with past practice;

              (x) made any capital expenditure or commitment for any capital expenditure in an amount in excess of $20,000 in the aggregate;

              (xi) issued any purchase orders or otherwise agreed to make any purchases other than in the ordinary course of the Business consistent with past practice;

              (xii) made any material changes in the customary methods of operations of the Seller, or the Business, including, without limitation, practices and policies relating to purchasing, Inventories, marketing, selling and pricing;

              (xiii) incurred any Indebtedness other than loans under the Seller's existing bank credit facilities for working capital or the purchase of Inventories in the ordinary course of the Business consistent with past practice;

              (xiv) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any Person (other than advances of expenses made in the ordinary course of the Business consistent with past practice in an aggregate amount not in excess of $20,000);

              (xv) failed to pay any creditor any amount owed to such creditor when due which, when aggregated with all such other amounts that the Seller has failed to pay, exceed $10,000;

              (xvi) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Seller to any of its employees, including, without limitation, any increase or change pursuant to any Plan, or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law and involving ordinary increases consistent with the past practice of the Seller;

              (xvii) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of any such Person);

              (xviii) laid off any employees or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

              (xix) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Seller has any right, title, interest or license;

              (xx) allowed any permit that was issued or relates to the Seller or otherwise relates to the Business to lapse or terminate or failed to renew any insurance policy or permit that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

              (xxi) suffered any casualty loss or damage with respect to any of the Assets which in the aggregate have a replacement cost of more than $50,000, unless such losses or damage shall have been covered by insurance;

              (xxii)    amended,  modified or consented to  the
termination of any Material Contract or the Seller's rights thereunder;

              (xxiii)   suffered any Material Adverse Effect; or

              (xxiv) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.12 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights with respect to any of the actions specified in this Section 3.12, except as expressly contemplated by this Agreement and the Ancillary Agreements.

SECTION 3.13. Litigation. Except as set forth in Section 3.13 of the Seller's and Shareholders Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Seller or either Shareholder, or affecting any of the Assets or the Business, pending before any Governmental Authority (or, to the best knowledge of the Seller and each Shareholder, threatened to be brought by or before any Governmental Authority). None of the matters disclosed in Section 3.13 of the Seller's and Shareholders' Disclosure Schedule has had or would have a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby. Neither the Seller nor any of its assets or properties, including, without limitation, the Assets, nor either Shareholder, is subject to any Governmental Order (or, to the best knowledge of the Seller and each Shareholder, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or would have a Material Adverse Effect.

SECTION 3.14. Compliance with Laws; Permits. (a) The Seller has conducted and continues to conduct the Business in all material respects in compliance with (i) all Governmental Orders applicable to the Seller or any of its properties or assets, including, without limitation, the Assets, or the Business, and (ii) except as set forth in Section 3.23(c) of the Seller's and Shareholders' Disclosure Schedule or where the failure to comply with such Laws would not have a Material Adverse Effect or materially adversely affect the ability of the Seller to conduct the Business as currently conducted, all Laws applicable to the Seller or any of its properties or assets, including, without limitation, the Assets, or the Business.

         (b) As of the Closing Date, the Seller has all permits and licenses which are necessary to operate the Business as currently conducted, and is in all material respects in compliance with their terms and conditions, and (ii) all applications for renewal have been timely filed.

SECTION 3.15. Environmental Matters. The Seller is in material compliance with Proposition 65. Except as would not have a Material Adverse Effect or would not materially adversely affect the ability of the Seller to conduct the Business as it is currently being conducted, (a) the Seller is in compliance with all other applicable Environmental Laws and the requirements of all environmental permits, (b) Hazardous Materials have not been generated, used, treated, handled or stored on, transported to or from, or released on any Leased Real Property or, to the best knowledge of the Seller and each Shareholder, any property adjoining any Leased Real Property, by the Seller or, to the best knowledge of the Seller and each Shareholder, any other Person, and (c) there are no circumstances with respect to any Leased Real Property or any Asset or the operation of the Business that could reasonably be anticipated
(i) to form the basis of an Environmental Claim against the Seller, any Asset or any Leased Real Property or (ii) to cause such Leased Real Property or Asset to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

SECTION 3.16. Material Contracts. (a) Section 3.16(a) of the Seller's and Shareholders' Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Seller (such contracts and agreements, together with all contracts, agreements, leases and subleases for any Real Property (including, without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.18(b) of the Seller's and Shareholders' Disclosure Schedule to which the Seller is a party, all agreements relating to Intellectual Property listed or otherwise disclosed on Section 3.17(a) of the Seller's and Shareholders' Disclosure Schedule and all agreements relating to Tangible Personal Property listed or otherwise disclosed in Section
3.19  of  the   Seller's   and Shareholders' Disclosure Schedule,
being "Material Contracts"):

              (i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of Inventories, other materials or personal property with any supplier or for the furnishing of services to the Seller (other than professional services in connection with the transactions contemplated by this Agreement) or otherwise related to the Business (other than any
such   contract,  agreement,  invoice,  purchase  order  or  other arrangement for the purchase of Inventories in the ordinary course of the Business consistent with past practice), under the terms of
which  the  Seller:   (A)  is  likely to  pay  or  otherwise  give
consideration of more than $75,000 in the aggregate during the fiscal year ending January 31, 1997 or

(B) is likely to pay or otherwise give consideration of more than $75,000 in the aggregate over the remaining term of such contract;

           (ii) each contract, agreement, invoice, sales order and other arrangement, for the sale of Inventories (other than any such contract, agreement, invoice, sales order or other arrangement for the sale of Inventories in the ordinary course of the Business consistent with past practice) or other personal property or for the furnishing of services by the Seller which:
(A) is likely to involve consideration of more than $75,000 in the aggregate during the fiscal year ending January 31, 1997 or (B) is likely to involve consideration of more than $75,000 in the aggregate over the remaining term of the contract;

           (iii) all contracts and agreements that limit the ability of the Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

           (iv) all other contracts and agreements that are likely to involve consideration of more than $75,000; and

           (v) all other contracts and agreements, whether or not made in the ordinary course of the Business, that are material to the Seller or the conduct of the Business, or the absence of which would have a Material Adverse Effect.

For  purposes  of this Section 3.16 and Sections  3.18,  3.19  and
3.20,   the  term  "lease"  shall  include  any  and  all  leases, subleases, sale/leaseback agreements or similar arrangements.

      (b) Each Material Contract (i) is valid and binding on the respective parties thereto and is in full force and effect,
(ii) is freely and fully assignable to the Purchaser without penalty or other adverse consequences and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except to the extent that any consents set forth in Section 3.04 of the Seller's and Shareholders' Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. The Seller is not in breach of, or default under, any Material Contract.

      (c) No other party to any Material Contract is in breach thereof or default thereunder.

      (d) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of the Business consistent  with  past practice, any of the properties or assets of
the   Seller, including, without limitation, the Assets.

SECTION  3.17.  Intellectual Property.  (a)  The Seller  owns  all the  Intellectual  Property  necessary  for  the  conduct  of  the
Business as it is currently conducted. Section 3.17(a)(i) of the Seller's and Shareholders' Disclosure Schedule sets forth a true and complete list and a brief description, including a complete identification of each patent and patent application and each trademark registration or application for registration thereof and each registered copyright, of all Owned Intellectual Property that has been registered or as to which an application for registration is pending. Except as set forth in Section 3.17(a)(ii) of the Seller's and Shareholders' Disclosure Schedule, the Seller is not the licensee of any Licensed Intellectual Property other than Intellectual Property licensed to it in connection with custom orders placed by customers of the Seller from time to time in the ordinary course of the Business. The Seller is the owner of each item of Intellectual Property described in Section 3.17(a)(i) of the Seller's and Shareholders' Disclosure Schedule. Except as disclosed in Section 3.17(a)(iii) of the Seller's and Shareholders' Disclosure Schedule, the rights of the Seller in or to such Owned Intellectual Property do not, to the best knowledge of the Seller and each Shareholder, conflict with or infringe on the rights of any other Person and neither the Seller nor either Shareholder has received any claim or written notice from any Person to such effect.

      (b) Except as disclosed in Section 3.17(a)(iii) of the Seller's and Shareholders' Disclosure Schedule all the Owned Intellectual Property is owned by the Seller, free and clear of any Encumbrance other than Permitted Encumbrances. No Actions have been asserted or are pending (or, to the best knowledge of the Seller and each Shareholder, has any such Action been threatened) against the Seller either (i) based upon or challenging or seeking to deny or restrict the use by the Seller of any of the Owned Intellectual Property or (ii) alleging that any services provided, or products manufactured or sold by the Seller are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. Except as set forth in Section 3.17(b) of the Seller's and Shareholders' Disclosure Schedule, to the best knowledge of the Seller and each Shareholder, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Seller therein. The Seller has not granted any license or other right to any other Person with respect to the Owned Intellectual Property other than to manufacturers of Inventories in the ordinary course of the Business to the extent necessary to permit the incorporation of certain Owned Intellectual Property in such Inventories and the sale by such manufacturers of damaged Inventories and seconds in China and other countries in Asia other than Japan. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

      (c) All rights of the Seller in each item of Owned Intellectual Property are transferable to the Purchaser as herein contemplated. As a result of the transactions contemplated hereby, upon the Closing, the Purchaser shall own or possess, without payment of any fee, all the Owned Intellectual Property.

SECTION 3.18. Real Property. (a) The Seller does not own any real property.

      (b) Section 3.18(b) of the Seller's and Shareholders' Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (iii) the term and final rental payment terms of the leases pertaining to each such parcel of Leased Real Property and (iv) the current use of each such parcel of Leased Real Property.

      (c) The Seller has not subleased any parcel or any portion of any parcel of Leased Real Property to any other Person, nor has the Seller assigned its interest under any lease or sublease listed in Section 3.18(b) of the Seller's and Shareholders' Disclosure Schedule to any third party.

      (d) The Seller is in peaceful and undisturbed possession of each parcel of Leased Real Property. The Seller has, or has caused to be, delivered to the Purchaser correct and complete copies of all leases and subleases listed in Section 3.18(b) of the Seller's and Shareholders' Disclosure Schedule and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and
expiration  dates).   With  respect to each  of  such  leases  and
subleases:

           (i) such lease or sublease represents the entire agreement between the respective landlord and tenant with respect to such property and, to the best knowledge of the Seller and each Shareholder, such lease or sublease, together with all ancillary documents delivered pursuant to the second sentence of this
Section 3.18(d), is legal, valid, binding, enforceable and in full force and effect; and

           (ii) the consummation of the transactions contemplated by this Agreement will not constitute a breach or default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease; neither the Seller nor either Shareholder has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured; and neither the Seller, nor (to the best knowledge of the Seller and each Shareholder) any other party to such lease or sublease, is in breach or default in any material respect, and, to the best knowledge of the Seller and each Shareholder, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

SECTION 3.19. Tangible Personal Property. (a) Section 3.19 of the Seller's and Shareholders' Disclosure Schedule lists each distinct group of furniture, fixtures, personalty, vehicles and other tangible personal property (the "Tangible Personal Property") used in the Business or owned or leased by the Seller.

      (b) The Seller has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property on the terms and conditions therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

SECTION 3.20. Assets. (a) The Seller owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, the Leased Real Property and the Tangible Personal Property, used or intended to be used in the conduct of the Business or otherwise owned, leased or used by the Seller and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Seller in or relating to the conduct of the Business, all of which properties, assets and rights constitute Assets except for the Excluded Assets. The Seller has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except (i) as disclosed in Section 3.17(a)(iii) of the Seller's and Shareholders' Disclosure Schedule; and (ii) Permitted Encumbrances.

      (b) The Assets and the Excluded Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business. At all times since the Reference Balance Sheet Date, the Seller has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

      (c) The Seller has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Assets to the Purchaser without penalty or other adverse consequences. Following the consummation of the transactions contemplated by this Agreement and the execution of the instruments of transfer contemplated by this Agreement, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of the Seller in the Assets, free and clear of any Encumbrances, other than Permitted

Encumbrances, and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

SECTION 3.21. Customers. (a) Except as disclosed in Section 3.21(a) of the Seller's and Shareholders' Disclosure Schedule, neither the Seller nor either Shareholder has received any notice or has any reason to believe that any significant customer of the Seller has ceased, or will cease, to use the products of the Seller or has substantially reduced, or will substantially reduce, the use of such products at any time.

      (b) Each customer included on the Consignment Customer List has entered into a consignment agreement with the Seller on customary terms that (i) is valid and binding on the respective parties thereto and is in full force and effect, (ii) is freely and fully assignable to the Purchaser without penalty or other adverse consequences and (iii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall continue in full force and effect without penalty or other adverse consequence. The Seller (i) has a first priority, perfected security interest in all such merchandise held on consignment and (ii) has full access to, and the right to inspect, such merchandise during normal business hours.

SECTION 3.22. Suppliers. Neither the Seller nor either Shareholder has received any notice or has any reason to believe that any supplier included on the Supplier List will not sell merchandise or provide services to the Business at any time after the Closing Date in the same volume and on terms and conditions similar to those imposed on current sales to the Business, subject to general and customary price increases.

SECTION 3.23. Employee Benefit Matters. (a) Plans and Material Documents. Section 3.23(a) of the Seller's and Shareholders' Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller for the benefit of any current or former employee, officer or director of the Seller (other than the Seller's 401(k) Plan), (ii) each employee benefit plan for which the Seller could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Seller could incur liability under
Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between the Seller or any of its Affiliates and any employee of the Seller including, without limitation, any contracts, arrangements or understandings relating to a sale of the Seller (collectively, the "Plans"). Section 3.23(a) of the Seller's and Shareholders' Disclosure Schedule specifies those Plans that are in writing and the Seller has furnished the Purchaser with a complete and accurate copy of each written Plan, a description of each unwritten Plan, and a complete and accurate copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) the most recent summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as disclosed on Section 3.23(a) of the Seller's and Shareholders' Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller for the benefit of any current or former employee, officer or director of the Seller. The Seller has no express or, to the best knowledge of the Seller and each Shareholder, implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement,
(ii)   to   enter  into  any  contract  or  agreement  to  provide
compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (b) Absence of Certain Types of Plans. None of the Plans is subject to Title IV of ERISA, and the Seller has never maintained, sponsored or contributed to any employee pension benefit plan subject to Title IV of ERISA.

      (c)  Compliance with Applicable Law.  Except as disclosed in
Section 3.23(c) of the Seller's and Shareholders' Disclosure Schedule, each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in all material respects in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. The Seller has performed all material obligations required to be performed by it under, is not in any respect in material default under or in material violation of, and to the best knowledge of the Seller and each Shareholder, there has been no material default or material violation by any party to, any Plan. No legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could reasonably be expected to give rise to any such action, suit or claim.

      (d) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or
Section 401(k) of the Code has received a favorable determination letter from the IRS after 1985 that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS after 1985 that it is so exempt and, to the best knowledge of the Seller and each Shareholder, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

      (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that has resulted or could reasonably be expected to result in a material liability. The Seller has not incurred any liability for any excise tax arising under Section 4971, 4972, 4980 or 4980B of the Code and, to the best knowledge of the Seller and each Shareholder, no fact or event exists which could give rise to any such liability.

      (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and, to the best knowledge of the Seller and each Shareholder, no fact or event exists which could give rise to any such challenge or disallowance.

SECTION  3.24.  Labor Matters.  (a)  The Seller is not a party  to any collective bargaining agreement or other labor union contract applicable to persons employed by the Seller or in the Business and, to the best knowledge of the Seller and each Shareholder,
currently   there   are   no  material   workplace   disputes   or
organizational   campaigns,  petitions   or   other   unionization
activities seeking recognition of a collective bargaining unit which could affect the Seller; (b) there are no unfair labor practice complaints pending against the Seller before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Seller that would have a Material Adverse Effect; (c) the Seller is currently substantially in compliance with all applicable Laws relating to the employment of labor, including those related to
wages,   hours,   collective  bargaining  and  the   payment   and
withholding of taxes and other sums as required by the appropriate
Governmental  Authority  and  has  withheld  and   paid   to   the
appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Seller and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (d) the Seller has paid in full to all its employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (e) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the best knowledge of the Seller and each Shareholder, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Seller; (f) the Seller is not is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (g) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the best knowledge of the Seller and each Shareholder, threatened with respect to the Seller; and (h) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the best knowledge of the Seller and each Shareholder, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Seller has employed or currently employs any Person.

SECTION 3.25. Key Employees. Section 3.25 of the Seller's and Shareholders' Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1993, 1994, 1995 and 1996, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Seller whose annual compensation exceeded (or, in 1996, is expected to exceed) $50,000.

SECTION  3.26.   Certain Interests.  (a)  Except as  disclosed  in
Section 3.26(a) of the Seller's and Shareholders' Disclosure Schedule, no shareholder, officer or director of the Seller and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such shareholder, officer or director:

           (i) has any direct or indirect financial interest in any competitor, supplier or customer of the Seller; provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

           (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Seller uses or has used in the conduct of the Business or otherwise; or

          (iii) has outstanding any Indebtedness to the Seller (other than advances of expenses made in the ordinary course of the Business consistent with past practice in an aggregate amount not in excess of $20,000).

      (b) Except as disclosed in Section 3.26(b) of the Seller's and Shareholders' Disclosure Schedule, the Seller has no Liability or any other obligation of any nature whatsoever to, any officer, director or shareholder of the Seller or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

SECTION 3.27. Taxes. (a) (i) All returns and reports in respect of Taxes required to be filed with respect to the Seller or the Business have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority and, to the best knowledge of the Seller and each Shareholder, no basis exists for any such adjustment; (v) there are no pending or, to the best knowledge of the Seller and each Shareholder, threatened actions or proceedings for the assessment or collection of Taxes against the Seller or (insofar as either relates to the activities or income of the Seller or the Business or could result in liability of the Seller on the basis of joint and/or several liability) any corporation that was includible in the filing of a return with the Seller on a consolidated or combined basis; (vi) no consent under Section 341(f) of the Code has been filed with respect to the Seller; (vii) there are no Tax liens on any assets of the Seller or of the Business; and (viii) since the Reference Balance Sheet Date, neither the Seller nor either Shareholder has made any express or deemed election or settled or compromised any liability with respect to Taxes of the Seller or that arise as a result of the flow through of items of income or loss from the Seller due to the Seller's S Election (or comparable election under state or local law). At all times since February 1, 1987, the Seller has had in effect (i) an S Election,
(ii) a comparable state law election in each state in which it conducts business and (iii) a comparable local law election in each locality in which it both conducts business and is subject to a local income tax. The Seller has not received a Revenue Agent Report or other comparable document of the Internal Revenue Service including, without limitation, a 30-day letter or a notice of deficiency or comparable notification from a state or local tax authority proposing to disallow such S Election (or comparable state or local law election) for any taxable year.

     (b) There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Seller or the Business may be subject; there are no requests for information currently outstanding that could affect the Taxes of the Seller or the Business; and to the best knowledge of the Seller and each Shareholder, there are no proposed reassessments of any property owned by the Seller or other proposals that could increase the amount of any Tax to which the Seller or the Business would be subject.

      (c) For purposes of determining whether the conditions to Closing have been satisfied (but not for purposes of the Seller's and the Shareholders' indemnification of the Purchaser pursuant to
Section 6.01(a)), the representations in this Section 3.27 shall apply only with respect to items that would have a Material Adverse Effect on the Purchaser or the Business. For purposes of the Seller's and the Shareholders' indemnification of the Purchaser pursuant to Section 6.01(a), the representations in
Section 3.27 shall be deemed to have been made with no exception.

      (d) On the Reference Balance Sheet, reserves and allowances have been provided, and on the Closing Balance Sheet reserves and allowances will be provided, in each case adequate to satisfy all Liabilities for Taxes relating to the Business for periods through the Reference Balance Sheet Date and the Closing Date, respectively (without regard to the materiality thereof).

SECTION 3.28. Insurance. (a) Section 3.28(a) of the Seller's and Shareholders' Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Seller has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years:

          (i) the name, address and telephone number of the agent or broker;

           (ii) the name of the insurer and the names of the principal insured and each named insured;

          (iii)     the policy number and the period of coverage;

          (iv) the type, scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles, retentions and aggregates are calculated and operate) of coverage; and

           (v) the premium charged for the policy, including, without limitation, a description of any retroactive premium adjustments or other loss-sharing arrangements.

      (b) With respect to each such insurance policy: (i) except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) the Seller is not in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof and
(iv) to the best knowledge of the Seller and each Shareholder, no insurer on the policy has been declared insolvent or placed into receivership, conservatorship or liquidation.

      (c) All material assets, properties and risks of the Business and the Seller are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Seller, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Seller.

     (d)  At no time subsequent to January 31, 1996 has the Seller
(i) been denied any insurance or indemnity bond coverage which it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage, or received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage listed in
Section 3.28(a) of the Seller's and Shareholders' Disclosure Schedule will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage. Since January 31, 1996 no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for the Seller or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

      (e) At the time of the Closing, all insurance policies currently in effect will be outstanding and duly in force.

      (f) All of the Assets are insurable on customary terms at commercially reasonable rates and no Asset will cease to be insurable on terms substantially similar to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement.

SECTION 3.29. Accounts; Lockboxes; Safe Deposit Boxes; Powers of Attorney. Section 3.29 of the Seller's and Shareholders' Disclosure Schedule is a true and complete list of (i) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which the Seller has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto, (ii) the location of all lockboxes and safe deposit boxes of the Seller and the names of all Persons authorized to draw thereon or have access thereto and (iii) the names of all Persons, if any, holding powers of attorney from the Seller relating to the Business or the Seller. At the time of the Closing, the Seller shall not have any such account, lockbox or safe deposit box other than those listed in Section 3.29 of the Seller's and Shareholders' Disclosure Schedule, nor shall any additional Person have been authorized, from the date of this Agreement, to draw thereon or have access thereto or to hold any such power of attorney, without the prior written consent of the Purchaser. Except as disclosed in Section 3.29 of the Seller's and Shareholders' Disclosure Schedule, the Seller has not commingled monies or accounts of the Seller with other monies or accounts of the Shareholders or any Affiliates of the Seller. At the time of the Closing, all monies and accounts of the Seller shall be held by, and be accessible only to, the Seller.

SECTION 3.30. Affiliated Parties. (a) Rego Corporation, a New York corporation ("Rego Corp."), does not own any asset that constitutes any portion of the Assets or the Business other than its rights as tenant under the Agreement of Lease, dated as of May 16, 1989 (the "Rego Lease"), between Rego Corp. and 495 Corporate Center Associates, a New York limited partnership. None of the other Persons listed on Section 3.30 of the Seller's and Shareholders' Disclosure Schedule or any other Person owns any asset that constitutes any portion of the Assets or the Business.

SECTION 3.31. Full Disclosure. (a) Neither the Seller nor either Shareholder is aware of any facts pertaining to the Seller or the Business which materially and adversely affect the Seller or the Business or which are likely in the future to materially and adversely affect the Seller or the Business and which have not been disclosed in this Agreement, the Seller's and Shareholders' Disclosure Schedule or the Financial Statements or otherwise disclosed to the Purchaser by the Seller in writing.

      (b) No representation or warranty of the Seller or either Shareholder in this Agreement, or in any statement or certificate furnished or to be furnished to the Purchaser pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 3.32. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Seller or either Shareholder.


                            ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      As an inducement to the Seller and the Shareholders to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller and the Shareholders as follows:

SECTION 4.01. Organization and Authority of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all necessary corporate power and authority to enter into this Agreement, the Assumption Agreement and the Escrow Agreement, to
carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Assumption Agreement and the Escrow Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon its execution each of the Assumption Agreement and the Escrow Agreement will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery of each of this Agreement and the Escrow Agreement by the Seller and the Shareholders and due authorization, execution and delivery of the Assumption Agreement by the Seller) this Agreement constitutes, and upon its execution each of the Assumption Agreement and the Escrow Agreement will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

  SECTION 4.02. No Conflict. Assuming compliance with the requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Seller or either Shareholder, the execution, delivery and performance of this Agreement, the Assumption Agreement and the Escrow Agreement by the Purchaser, do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-Laws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or

(c) except as set forth in Section 4.02(c) of the Purchaser's Disclosure Schedule, conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties is bound, which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, the Assumption Agreement or the Escrow Agreement.

SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement, the Assumption Agreement and the Escrow Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except as required by the HSR Act.

SECTION 4.04. Brokers. Except for Morgan Stanley & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser. The Purchaser is solely responsible for payment of the fees and expenses of Morgan Stanley & Co. Incorporated.


                             ARTICLE V
                       ADDITIONAL AGREEMENTS

SECTION 5.01. Conduct of Business Prior to the Closing. (a) The Seller and each Shareholder covenant and agree that, between the date hereof and the Closing, the Seller shall not conduct the Business other than in the ordinary course and consistent with the Seller's prior practice. Without limiting the generality of the foregoing, the Seller shall (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables;
(iii)  use its reasonable best efforts to (A) preserve intact  its
business  organization  and  the  business  organization  of   the
Business, (B) keep available to the Purchaser the services of the employees of the Seller, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Seller and the Business and (D) preserve its current relationships with its
customers,  suppliers  and  other  persons  with  which   it   has
significant business
relationships; (iv) exercise, but only after notice to the Purchaser and receipt of the Purchaser's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases set forth in Section 3.18(b) of the Seller's and Shareholders' Disclosure Schedule which by their terms would otherwise expire; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Seller or either Shareholder to be untrue or result in a breach of any covenant made by the Seller or either Shareholder in this Agreement.

      (b) Between the date hereof and the Closing, the Seller shall promptly deliver to the Purchaser copies of (i) each purchase order issued by the Seller and (ii) each sales order (A) received from one of the Seller's thirty most significant customers (determined by reference to the Customer List) or (B) requiring payment to the Seller of more than $40,000.

     (c) The Seller and each Shareholder covenant and agree that, prior to the Closing, without the prior written consent of the Purchaser, the Seller will not do any of the things enumerated in the second sentence of Section 3.12 (including, without limitation, clauses (i) through (xxiv) thereof).

SECTION 5.02. Access to Information. (a) From the date hereof until the Closing, including, without limitation, in connection with the Audit, upon reasonable notice, the Seller and each Shareholder shall and shall cause each of the Seller's' officers, directors, employees, agents, accountants and counsel to:
(i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, and in a manner that will not interfere unreasonably with the Seller's operations, to the offices, properties, plants, other facilities, books and records of the Seller (including, without limitation, any merchandise held by customers of the Seller on consignment and any records relating thereto) and to those officers, directors, employees, agents, accountants and counsel of the Seller who have any knowledge relating to the Seller or the Business, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser such additional financial and operating data and other information regarding the Business and the assets, properties and goodwill of the Seller as the Purchaser may from time to time reasonably request.

     (b) In order to facilitate the resolution of any claims made against or incurred by the Seller prior to the Closing, for a period of seven years after the Closing, the Purchaser shall
(i) retain the books and records of the Seller which are transferred to the Purchaser pursuant to this Agreement relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Seller and (ii) upon reasonable notice, afford the officers and employees of the Seller and the authorized agents and representatives of the Seller and each Shareholder, reasonable access (including the right to make, at the Seller's or such Shareholder's expense, photocopies), during normal business hours, to such books and records.

     (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing or for any other reasonable purpose, for a period of seven years following the Closing, the Seller or the Shareholders shall (i) retain all books and records of the Seller which are not transferred to the Purchaser pursuant to this Agreement and which relate to the Seller, its operations or the Business for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Purchaser, reasonable access (including the right to make photocopies at the expense of the Purchaser), during normal business hours, to such books and records.

SECTION 5.03. Confidentiality. The Seller and each Shareholder agree to, and will cause their respective agents, representatives and Affiliates, and, in the case of the Seller, the Seller's employees, officers and directors, to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the Business or the Seller, (ii) in the event that the Seller, either Shareholder or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.03,
(iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the
Purchaser any and all copies (in whatever form or medium)  of  all such confidential information then in the possession of the Seller, either Shareholder or any of their agents, representatives or Affiliates, and, in the case of the Seller, the Seller's employees, officers and directors, and destroy any and all additional copies then in the possession of the Seller, either Shareholder or any of their agents, representatives or Affiliates, and, in the case of the Seller, the Seller's employees, officers and directors, of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller, either Shareholder, their agents, representatives or Affiliates, or, in the case of the Seller, the

Seller's employees, officers or directors; provided further that specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain.

SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) The Seller and each Shareholder shall use their reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Escrow Agreement and, in the case of the Seller, the Bill of Sale and the Assumption Agreement, and will cooperate fully with the Purchaser in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable after the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act.

      (b) The Seller shall promptly give notices to the third parties identified in Section 3.04 of the Seller's and Shareholders' Disclosure Schedule, and the Seller and each Shareholder shall use reasonable best efforts to obtain third party consents or estoppel certificates, as the case may be, from each of such parties.

      (c) The Purchaser shall cooperate and use all reasonable efforts to assist the Seller and the Shareholders in giving such notices and obtaining such consents and estoppel certificates; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any Material Contract which the Purchaser in its sole and absolute discretion may deem adverse to the interests of the Purchaser or the Business.

       (d) To the best knowledge of the Seller and each Shareholder, there is no reason why all the consents, approvals and authorizations listed in Section 3.04 of the Seller's and Shareholders' Disclosure Schedule will not be received.

      (e) The Seller, each Shareholder and the Purchaser agree that, in the event any consent, approval or authorization listed in Section 3.04 of the Seller's and Shareholders' Disclosure Schedule or otherwise necessary or desirable to preserve for the Business or the Purchaser any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Seller is a party is not obtained prior to the Closing, the Seller and each Shareholder will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller and each Shareholder will use their reasonable best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller or either Shareholder provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder.

SECTION 5.05. Notice of Developments. Prior to the Closing, the Seller and each Shareholder shall promptly notify the Purchaser in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of the Seller or either Shareholder in this Agreement or which could have the effect of making any representation or warranty of the Seller or either Shareholder in this Agreement untrue or incorrect in any respect and (b) all other material developments adversely affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Seller or the Business.

SECTION 5.06. No Solicitation or Negotiation. The Seller and each Shareholder agree that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, neither the Seller nor either Shareholder nor any of their respective agents, representatives and Affiliates, nor any employees, officers or directors of the Seller, will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Seller or assets of the Seller (other than Inventories or other assets to be sold in the ordinary course of the Business consistent with past practice), (ii) to enter into any business combination with the Seller or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Seller, or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Seller and each Shareholder immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Seller and each Shareholder shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall provide such information regarding such proposal, offer, inquiry or contact as the Purchaser may reasonably request. The Seller and each Shareholder agrees not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Seller or either Shareholder is a party.

SECTION 5.07. Use of Intellectual Property. (a) From and after the Closing, neither the Seller nor either Shareholder shall use any of the Owned Intellectual Property or the Licensed Intellectual Property.

       (b) On the Closing Date the Seller shall, and the Shareholders shall cause Rego Corp. and any other Affiliate of either Shareholder that uses the word "THC" or "Rego" as part of its corporate name (Rego Corp. or any such Affiliate being referred to herein as a "Rego Affiliate") to, change its corporate name, and amend its Certificate of Incorporation (or equivalent organizational documents) accordingly, to one not using any
trademark,  service  mark,  trade  dress,  logo,  trade  name   or
corporate name contained in the Owned Intellectual Property or the Licensed Intellectual Property or any trademark, service mark, trade dress, logo, trade name or corporate name similar or related thereto (a "Rego-Unrelated Name"). As promptly as practicable following the Closing, the Seller and each Shareholder shall, and the Shareholders shall cause each Rego Affiliate to, remove or
obliterate   any   Owned   Intellectual   Property   or   Licensed
Intellectual   Property  from  letterheads  and  other   materials
remaining in its or their possession or under its or their control, and the Seller and each Shareholder shall not, and the Shareholders shall cause each Rego Affiliate not to, use or put into use after the Closing any materials that bear any trademark, service mark, trade dress, logo, trade name or corporate name contained in the Owned Intellectual Property or the Licensed Intellectual Property or any trademark, service mark, trade dress, logo, trade name or corporate name similar or related thereto.

SECTION 5.08. Non-Competition. (a) In partial consideration of the payment of the Purchase Price, as set forth in Section 2.03, the Seller and each Shareholder agree that, for a period of three years after the Closing (the "Restricted Period"), neither the
Seller   nor   either  Shareholder  shall  engage,   directly   or
indirectly,   in   any  business  anywhere  in  the   world   that
manufactures, produces or supplies Tabletop Products or related services to customers in the foodservice or consumer products industry or, without the prior written consent of the Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as a partner, stockholder, consultant or otherwise, any Person that competes with the Purchaser or the Business in manufacturing, producing or supplying
Tabletop  Products  or  related  services  to  customers  in   the
foodservice or consumer products industry; provided, however, that, for the purposes of this Section 5.08, (i) ownership of securities having no more than one percent of the outstanding voting power of any competitor which are listed on any national
securities   exchange   or  traded  actively   in   the   national
over-the-counter market shall not be deemed to be in violation of this Section 5.08 so long as the Person owning such securities has no other connection or relationship with such competitor, and (ii) ownership by either Shareholder of securities of Hang Cheon, a company organized under the laws of Korea ("Hang Cheon"), shall not be deemed to be in violation of this Section 5.08 so long as Hang Cheon continues to conduct its business as it is currently conducted and does not sell any products in North America.

      (b) As a separate and independent covenant, the Seller and each Shareholder agree with the Purchaser that, for a period of five years following the Closing, neither the Seller nor either Shareholder will, in any way, directly or indirectly, (i) except if acting on behalf of the Purchaser, call upon, solicit, advise or otherwise do, or attempt to do, business with any customers of the Business or the Seller with whom the Business or the Seller had any dealings prior to the Closing Date, or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Purchaser or the Business, for the purpose of conducting or engaging in any business that manufactures, produces or supplies Tabletop Products or related services to customers in the foodservice or consumer products industry, or (ii) interfere with or attempt to interfere with any officers, employees, representatives or agents of the Purchaser or the Business, or induce or attempt to induce any of them to leave the employ of the Purchaser or violate the terms of their contracts, or any employment arrangements, with the Purchaser.

     (c) The Restricted Period shall be extended by the length of any period during which the Seller or either Shareholder is in breach of the terms of this Section 5.08.

      (d) The Seller and each Shareholder acknowledge that the covenants of the Seller and each Shareholder set forth in this
Section 5.08 are an essential element of this Agreement and that, but for the agreement of the Seller and each Shareholder to comply with these covenants, the Purchaser would not have entered into this Agreement. The Seller and each Shareholder acknowledge that this Section 5.08 constitutes an independent covenant and, if the Closing occurs, that it shall not be affected by performance or nonperformance of any other provision of this Agreement, either before or after the Closing, by the Purchaser. The Seller and each Shareholder have independently consulted with their respective counsel and after such consultation agree that the covenants set forth in this Section 5.08 are reasonable and proper.

      (e) It is the intent and understanding of each party hereto that if in any action before any Governmental Authority legally empowered to enforce the terms and covenants contained in this
Section 5.08 any term, restriction, covenant or promise contained herein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such Governmental Authority.

SECTION 5.09. Customer and Supplier Lists. (a) No later than September 23, 1996, the Seller shall deliver to the Purchaser, to the attention of the Purchaser's President and COO, written lists setting forth (i) the names and addresses of the thirty most significant customers (by revenue) of the Business for the period beginning on February 1, 1996 and ended on the date hereof and for each of the four fiscal years ended as of January 31, 1993, January 31, 1994, January 31, 1995 and January 31, 1996, and the amount for which each such customer was invoiced during each such period (the "Customer List"), and (ii) the names and addresses of all customers, if any, of the Business that hold merchandise provided by the Seller on consignment (the "Consignment Customer List"); provided, however, that if the Purchaser's President and COO does not return to the United States on or prior to September 23, 1996, the Seller shall deliver the Customer List and the Consignment Customer List to the Purchaser's President and COO no later than one Business Day after his return to the United States.

      (b) No later than September 23, 1996, the Seller shall deliver to the Purchaser's President and COO written lists setting forth (i) the names and addresses of each of the Seller's suppliers of products for resale for the period beginning on February 1, 1996 and ended on the date hereof and for each of the four fiscal years ended as of January 31, 1993, January 31, 1994, January 31, 1995 and January 31, 1996, and the amount for which each such supplier invoiced the Seller during each such period, and (ii) the names and addresses of the ten most significant suppliers of other goods and services for the Business for the period beginning on February 1, 1996, and ended on the date hereof and for each of the four fiscal years ended as of January 31, 1993, January 31, 1994, January 31, 1995 and January 31, 1996, and
the amounts for which each such supplier invoiced the Seller during each such period (collectively, the "Supplier List"); provided, however, that if the Purchaser's President and COO does not return to the United States on or prior to September 23, 1996, the Seller shall deliver the Supplier List to him no later than one Business Day after his return to the United States.

SECTION 5.10. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

SECTION 5.11. Bulk Transfer Laws. Except as otherwise provided in Section 6.08, the Purchaser and each Shareholder hereby waive compliance by the Seller with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to the Purchaser (other than any obligations with respect to the application of the proceeds herefrom).

SECTION 5.12. Filing of Form 5500s. Prior to the Closing Date, the Seller shall (i) file all Form 5500s with respect to the Plans that are required to be filed prior to the

Closing Date, and (ii) pay all penalties and interest due with respect to any failure or delay in filing such Form 5500s.

SECTION 5.13. Assignment of Rego Lease. Prior to the Closing Date, the Shareholders shall cause Rego Corp. to assign all of its rights under the Rego Lease to the Seller.


                            ARTICLE VI
                            TAX MATTERS

SECTION 6.01. Indemnity. (a) The Seller and each Shareholder jointly and severally agree to indemnify and hold harmless the Purchaser against the following Taxes (except to the extent Taxes on the Closing Balance Sheet have been specifically reserved for such Taxes) and, except as otherwise provided in Section 6.04, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such
Taxes: (i) the Seller's Income Taxes; (ii) Taxes (other than the Seller's Income Taxes) imposed on the Seller or the Business with respect to taxable periods of such Person ending on or before the Closing Date; (iii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes (other than the Seller's Income Taxes) imposed on the Seller or the Business which are allocable, pursuant to Section 6.01(b), to the portion of such period ending on the Closing Date; (iv) Taxes (other than the Seller's Income Taxes) imposed on any member of any affiliated group with which the Seller files, have filed or should have filed a Tax return on a consolidated or combined basis for a taxable period ending on or before the Closing Date; and
(v) Taxes imposed on the Purchaser as a result of any breach of warranty or misrepresentation under Section 3.27 of this Agreement. The Purchaser shall be responsible for Taxes and associated expenses not allocated to the Seller and the Shareholders pursuant to the first sentence hereof.

      (b) In the case of Taxes (other than the Seller's Income Taxes) that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

          (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 6.07), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

           (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Seller, any Assets or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

      (c) The Purchaser agrees to indemnify and hold harmless the Seller for any Taxes that are imposed upon or that relate to the Assets or the Business (i) that are allocable to any taxable period commencing after the Closing Date or, in the case of a taxable period that begins before the Closing Date and ends after the Closing Date, that are allocable pursuant to Section 6.01(b) to the portion of such period commencing after the Closing Date, and (ii) that are not Taxes for which the Seller has an obligation to indemnify the Purchaser pursuant to the provisions of Section 6.01(a) and (b).

SECTION 6.02. Returns and Payments. (a) From the date of this Agreement through and after the Closing Date, the Seller shall prepare and file or otherwise furnish in proper form to the appropriate Governmental Authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Seller and the Business that are due on or before or relate to any taxable period ending on or before the Closing Date (and the Purchaser shall do the same for Returns relating to the Business as conducted by the Purchaser with respect to any taxable period ending after the Closing Date). Returns of the Business other than for the Seller's Income Taxes not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to such corporations (except to the extent counsel for the Seller renders a legal opinion that there is no reasonable basis in Law therefor or that a Return cannot be so prepared and filed without being subject to penalties). With respect to any Return required to be filed by the Purchaser or the Seller with respect to the Business and as to which an amount of Tax is allocable to the other party under
Section 6.01(b), the filing party shall provide the other party and its authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party pursuant to Section 6.01(b), together with appropriate supporting information and schedules at least 20 Business Days prior to the due date (including any extension thereof) for the filing of such Return, and such other party and its authorized representatives shall have the right to review and comment on such Return and statement prior to the filing of such Return.

      (b) The Seller shall pay or cause to be paid when due and payable all Taxes with respect to the Seller and the Business for any taxable period ending on or before the Closing Date to the extent such Taxes exceed the amount, if any, specifically accrued for such Taxes on the Closing Balance Sheet, and the Purchaser shall so pay or cause to be paid Taxes for the Business for any taxable period after the Closing Date (subject to its right of indemnification from the Seller and the Shareholders by the date set forth in Section 6.05 for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Sections 6.01(a) and 6.01(b)).

SECTION 6.03. Refunds. Any Tax refund (including any interest with respect thereto) relating to the Seller or the Business for any taxable period prior to the Closing Date or attributable to the portion of any tax period that includes the Closing Date pursuant to Section 6.01(b) (except for any refund included on the Reference Balance Sheet, which shall be the property of the Purchaser, and if paid to the Seller or either Shareholder, shall be paid over promptly to the Purchaser) shall be the property of the Seller, and if received by the Purchaser shall be payable promptly to the Seller. Notwithstanding the foregoing sentence: any Tax refund (or equivalent benefit to the Seller through a reduction in Tax liability) for a period or portion thereof before the Closing Date arising out of the carryback or utilization of a loss, deduction or credit (including utilization of any loss, deduction or credit attributable to the portion of any period after the Closing Date for any taxable year that includes the Closing Date) incurred by the Business in a taxable year beginning after the Closing Date (including, however, the portion beginning after the Closing Date for any taxable period that includes the Closing Date) shall be the property of the Purchaser and, if received by the Seller or either Shareholder, shall be payable promptly to the Purchaser.

SECTION 6.04. Contests. (a) After the Closing, the Purchaser shall promptly notify the Seller in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Purchaser which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VI; provided, however, that a failure to give such notice will not affect the Purchaser's right to indemnification under this Agreement except to the extent, if any, that, but for such failure, the Seller could have avoided all or a portion of the Tax liability in question.

      (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, provided that the Seller or either Shareholder acknowledge in writing their liability under this Agreement to hold the Purchaser harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under Section 6.01(b) to the portion of such year ending on or before the Closing Date), the Seller and either Shareholder shall have the right at their expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the Seller or either Shareholder have acknowledged their liability; the Purchaser also may participate in any such audit or proceeding and, if the Seller or either Shareholder do not assume the defense of any such audit or proceeding, the Purchaser may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five days' prior written notice to the Seller setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Seller or either Shareholder have acknowledged their liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Purchaser would be liable, the Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

       (c) With respect to issues relating to a potential adjustment for which both the Seller or either Shareholder (as evidenced by their acknowledgment under this Section 6.04), and the Purchaser, could be liable, (i) each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (in particular, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article VI by the Purchaser or the Seller or either Shareholder.

      (d) Neither the Purchaser, on the one hand, nor the Seller nor any Shareholder, on the other hand, shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. The Purchaser, the Seller and each Shareholder agree to cooperate in the defense against or compromise of any claim in any audit or proceeding.

      (e) It is understood that the provisions of paragraphs (b) and (c) of this Section 6.04 shall not apply to any audit, proceeding or potential adjustment that relates to the Seller's Income Taxes, which audit, proceeding or potential adjustment shall be controlled solely by the Seller.

      (f) In the case of an indemnity pursuant to Section 6.01(c) of this Agreement, similar principles to those set forth under
Section 6.04(a) through 6.04(d) shall apply. Such principles shall not apply in the case of a proceeding related to the Seller's Income Taxes.

SECTION 6.05. Time of Payment. (a) Payment by the Seller or either Shareholder of any amounts due to the Purchaser under this
Article  VI  in respect of Taxes
shall be made (i) at least three Business Days before the due date of the applicable estimated or final Return required to be filed by the Purchaser on which is required to be reported income for a period ending after the Closing Date for which the Seller or either Shareholder are responsible under Sections 6.01(a) and 6.01(b) without regard to whether the Return shows overall net income or loss for such period, and (ii) within three Business Days following an agreement between the Seller and either Shareholder, on the one hand, and the Purchaser, on the other hand, that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a determination" as defined in Section 1313(a) of the Code. If liability under this Article VI is in respect of costs or expenses other than Taxes, payment by the Seller or either Shareholder of any amounts due under this Article VI shall be made within five Business Days after the date when the Seller has been notified by the Purchaser that the Seller and the Shareholders have a liability for a determinable amount under this Article VI and are provided with calculations or other materials supporting such liability.

      (b) In the case of an indemnity pursuant to Section 6.01(c) of this Agreement, similar principles to those set forth under
Section 6.05(a) shall apply.

SECTION 6.06. Cooperation and Exchange of Information. Upon the terms set forth in Section 5.02, the Seller, each Shareholder and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. The Seller and the Purchaser each shall make its employees available to the other on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Seller, each Shareholder and the Purchaser shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Seller and the Business for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of
(i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Returns. Any information obtained under this
Section 6.06 shall be kept confidential in accordance with Section
5.02 except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

SECTION 6.07. Conveyance Taxes. The Purchaser shall be liable for and shall hold the Seller and the Shareholders harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. The Seller, after the review and consent by the Purchaser, shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing. The Purchaser shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide the Seller with an executed copy thereof.

SECTION 6.08. Bulk Transfers. The Seller and the Purchaser agree to comply timely with the provisions of Section 1141(c) of the New York Tax Law and the regulations issued thereunder, including, but not limited to, the provisions relating to notification of the New York State Tax Commission prior to a bulk sale of business assets.

SECTION 6.09. Miscellaneous. (a) The Seller, each Shareholder and the Purchaser agree to treat all payments made by either to or for the benefit of the other under this Article VI, under other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

      (b) Notwithstanding any provision in this Agreement to the contrary, the obligations of any party hereto to indemnify and hold harmless any other party hereto pursuant to this Article VI, and the representations and warranties contained in Section 3.27, shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

      (c) From and after the date of this Agreement, the Seller shall not, without the prior written consent of the Purchaser (which may not unreasonably be withheld) make, or cause or permit to be made, any Tax election that would affect the Business.

      (d) From and after the date of this Agreement, neither Shareholder shall, without prior written consent of the Purchaser (which may not unreasonably be withheld), make, or cause or permit to be made, any Tax election that would affect the Business.

      (e) For purposes of this Article VI, "the Purchaser" and "the Seller", respectively, shall include each member of the affiliated group of corporations of which it is or becomes a member.

      (f) The Purchaser, on the one hand, or the Seller and the Shareholders, on the other hand, as the case may be, shall be entitled to recover from the other professional fees and related costs that it may reasonably incur to enforce the provisions of this Article VI.

      (g) To the extent the Seller does not perform any of its obligations under this Article VI, each Shareholder shall have a joint and several obligation to perform such obligation on the Seller's behalf.


                            ARTICLE VII
                       CONDITIONS TO CLOSING

SECTION 7.01. Conditions to Obligations of the Seller and the Shareholders. The obligations of the Seller and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

       (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller and the Shareholders shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

     (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets
contemplated  hereby  shall  have  expired  or  shall  have   been
terminated;

      (c) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against the Seller, either Shareholder or the Purchaser, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of

<PAGE

the Seller and the Shareholders, is likely to render it impossible or unlawful to consummate such transactions; provided, however, that the provisions of this Section 7.01(c) shall not apply if the Seller or either Shareholder has directly or indirectly solicited or encouraged any such Action;

      (d) Resolutions of the Purchaser. The Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement, the Assumption Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby;

      (e) Incumbency Certificate. The Seller shall have received a certificate of the Secretary or an Assistant Secretary of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement, the Assumption Agreement and the Escrow Agreement and the other documents to be delivered hereunder and thereunder;

      (f) Legal Opinion. The Seller shall have received such legal opinion, if any, addressed to the Seller and dated the Closing Date, as the parties may mutually agree on, provided that the failure of the parties to agree on any such opinion shall not constitute a failure of the condition set forth in this Section 7.01(f); and

       (g)   Assumption  Agreement  and  Escrow  Agreement.    The
Purchaser shall have executed and delivered to the Seller the Assumption Agreement and the Escrow Agreement.

SECTION 7.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

       (a) Representations, Warranties and Covenants. The representations and warranties of the Seller and each Shareholder contained in this Agreement, subject to Section 3.27(c), shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Seller and each Shareholder on or before the Closing shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Seller to such effect signed by the President thereof and certificates of each Shareholder to such effect signed by the respective Shareholders;

     (b) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets
contemplated  hereby  shall  have  expired  or  shall  have   been
terminated;

      (c) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against the Seller, either Shareholder or the Purchaser seeking to restrain or materially and adversely alter the transactions contemplated hereby which the Purchaser believes, in its sole and absolute discretion, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or which would have a Material Adverse Effect; provided, however, that the provisions of this Section 7.02(c) shall not apply if the Purchaser has solicited or encouraged any such Action;

      (d) Resolutions of the Seller. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Seller, of the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and of the resolutions duly and validly adopted by the Shareholders evidencing their authorization of the consummation of the transactions contemplated hereby and thereby;

      (e) Incumbency Certificate of the Seller. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Seller certifying the names and signatures of the officers of the Seller authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

      (f) Legal Opinion. The Purchaser shall have received such legal opinion, if any, addressed to the Purchaser and dated the Closing Date, as the parties may mutually agree on, provided that the failure of the parties to agree on any such opinion shall not constitute a failure of the condition set forth in this Section 7.02(f);

     (g) Consents and Approvals. The Seller and the Shareholders shall have received, each in form and substance satisfactory to the Purchaser, all third party consents and estoppel certificates listed in Section 3.04 of the Seller's and Shareholders' Disclosure Schedule;

      (h) Ancillary Agreements. The Seller shall have executed and delivered to the Purchaser each Ancillary Agreement and the Shareholders shall have executed and delivered to the Purchaser the Escrow Agreement;

     (i) No Material Adverse Effect. No circumstance, change in, or effect on the Business shall have occurred which has a Material Adverse Effect;

      (j) Due Diligence. The Purchaser shall have completed all of its business, financial, legal, accounting and environmental due diligence with respect to the Business, including, without limitation, (i) a full and complete balance sheet audit of the Business (the "Audit"), (ii) one or more meetings with such of the Seller's suppliers as the Purchaser desires to meet, provided that Eugene Goldberg shall be given the opportunity to accompany the Purchaser's President and COO (or such other representative of the Purchaser as is reasonably acceptable to Eugene Goldberg) at any such meeting on the Purchaser's schedule and at the Purchaser's expense, and (iii) one or more meetings with each of Sysco Corp., Edward Don and Company and Marriott Corporation (and any of their respective Affiliates) and any other of the Seller's ten most significant customers (determined by reference to the Customer
List), provided that Allan Conseur shall be given the opportunity to accompany, or to select another employee of the Seller to accompany, the Purchaser's representative at any such meeting on the Purchaser's schedule and at the Purchaser's expense, and with regard to all of the foregoing, the Purchaser shall, in its sole and absolute judgment, be satisfied with the results thereof;

      (k) Bank Release of Liens. All Encumbrances on or against any of the Assets created pursuant to the Seller's credit agreements or facilities with banks shall have been released, and the Purchaser shall have received a certificate of the Seller to such effect, signed by the President thereof, and a certificate or certificates of such banks to such effect signed, in each case, by a duly authorized representative thereof;

      (l) Certificate of Non-Foreign Status. The Purchaser shall have received a certificate from the Seller (which complies with Section 1445 of the Code) of non-foreign status executed in accordance with the provisions of the Foreign Investment in Real Property Tax Act;

      (m) Books and Records. The Purchaser shall have received copies of the Seller's general ledger and all of its journals including, without limitation, its journals for sales, purchases, cash receipts and cash disbursements, together with a certificate of the Seller's President to the effect that such copies are complete and correct in all respects;

      (n) Form 5500s. The Purchaser shall have received evidence reasonably acceptable to it that the Seller has (i) filed all Form 5500s with respect to the Plans that were required to be filed prior to the Closing Date and (ii) paid all penalties and interest due with respect to any failure or delay in filing such Form 5500s;

      (o) Name Changes. The Seller shall have changed, and the Shareholders shall have caused each Rego Affiliate to change, its corporate name, and the Seller shall have amended, and the Shareholders shall have caused each Rego Affiliate to amend, its Certificate of Incorporation (or equivalent organizational documents) accordingly, to one using a Rego-Unrelated Name;

      (p) Assignment of Rego Lease. The Purchaser shall have received evidence reasonably acceptable to it that Rego Corp. has assigned all of its rights under the Rego Lease to the Seller; and

      (q)   Customer List and Supplier List.  The Purchaser  shall
have  received   the Customer List, the Consignment Customer  List
and the Supplier List.


                           ARTICLE VIII
                          INDEMNIFICATION

SECTION 8.01. Survival of Representations and Warranties. The representations and warranties of the Purchaser, the Seller and each Shareholder contained in this Agreement and the Ancillary Agreements, and all statements contained in the Acquisition Documents, shall survive the Closing until May 31, 1998; provided, however, that (a) the representations and warranties dealing with Tax matters shall survive as provided in Section 6.09(b) and
(b) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller or either Shareholder contained herein, which claim arises out of allegations of personal injury or property damage suffered by any third party on or prior to the Closing Date or attributable to products or Inventory sold or shipped, or activities or omissions that occur, on or prior to the Closing Date, such representations and warranties shall, for purposes of such claim by the Purchaser, survive until thirty calendar days after the expiration of the applicable statute of limitations governing such claims, and
(c) insofar as any claim is made by the Purchaser for the breach of any representation or warranty of the Seller contained herein relating to environmental matters, such representations and warranties shall, for purposes of such claims by the Purchaser, survive the Closing until the third anniversary of the Closing. Neither the period of survival nor the liability of the Purchaser, on the one hand, and the Seller and the Shareholders, on the other hand, with respect to their respective representations and warranties shall be reduced by any investigation made at any time by or on behalf of the Purchaser, on the one hand, or the Seller or either Shareholder, on the other hand. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Purchaser to the Seller and the Shareholders, or by the Seller or either Shareholder to the Purchaser, as the case may be, then the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved.

SECTION 8.02.  Indemnification by the Seller and the Shareholders.
(a) The Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Seller and the Shareholders, jointly but not severally (provided that neither Shareholder shall be liable to the Purchaser for an amount in excess of $17,000,000 under this Section 8.02), for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

           (i) the breach of any representation or warranty made by the Seller or either Shareholder contained in the Acquisition Documents; or

           (ii)  the  breach of any covenant or agreement  by  the
Seller   or   either  Shareholder  contained  in  the  Acquisition
Documents; or

           (iii) Liabilities of the Seller as of January 31, 1996 that are not reflected on the Reference Balance Sheet arising from or relating to the ownership or actions or inactions of the Seller or either Shareholder or the conduct of the Business on or before January 31, 1996; or

           (iv) any and all Losses suffered or incurred by the Purchaser by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of the Seller occurring or existing prior to the Closing, other than the Assumed Liabilities; or

          (v)  the Excluded Liabilities.

To the extent that the Seller's and the Shareholders' undertakings set forth in this Section 8.02 may be unenforceable, the Seller and each Shareholder shall contribute the maximum amount that they are permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser.

      (b) No claim may be made against the Seller or either Shareholder for indemnification pursuant to Section 8.02(a)(i) with respect to any individual item of liability or damage unless the aggregate of all such liabilities and damages of the Purchaser

Indemnified Parties with respect to Section 8.02(a)(i) shall exceed $100,000, and neither the Seller nor either Shareholder shall be required to pay or be liable for the first $100,000 in aggregate amount of any such liabilities and damages.

      (c) A Purchaser Indemnified Party shall give the Seller and each Shareholder notice of any matter which a Purchaser Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Seller and each Shareholder under this Article VIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this
Article VIII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if a Purchaser Indemnified Party shall receive notice of any Third Party Claim, the Purchaser Indemnified Party shall give the Seller and each Shareholder notice of such Third Party Claim within 30 days of the receipt by the Purchaser Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Seller or either Shareholder from any of their obligations under this Article VIII except to the extent the Seller or either Shareholder is materially prejudiced by such failure and shall not relieve the Seller or either Shareholder from any other obligation or liability that they may have to any Indemnified Party otherwise than under this Article VIII. If the Seller or either Shareholder (for purposes of this Section 8.02(c), the "Indemnifying Party") acknowledges in writing its obligation to indemnify the Purchaser Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if the Indemnifying Party gives notice of its intention to do so to the Purchaser Indemnified Party within five days of the receipt of such notice from the Purchaser Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Purchaser Indemnified Party for the same counsel to represent the Purchaser Indemnified Party and the Indemnifying Party, then the Purchaser Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Purchaser Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event the Seller or either Shareholder exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Purchaser Indemnified Party shall cooperate with such Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Purchaser Indemnified Party's possession or under the Purchaser Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Purchaser Indemnified Party is, directly or indirectly, conducting the defense against any such Third

Party Claim, the Seller and each Shareholder shall cooperate with the Purchaser Indemnified Party in such defense and make available to the Purchaser Indemnified Party, at the Seller's and each Shareholder's expense, all such witnesses, records, materials and information in the Seller's or either Shareholder's possession or under the Seller's or either Shareholder's control relating thereto as is reasonably required by the Purchaser Indemnified Party. No such Third Party Claim may be settled by the Seller or either Shareholder without the written consent of the Purchaser Indemnified Party.

SECTION 8.03. Indemnification by the Purchaser. (a) The Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Seller Indemnified Party") shall be indemnified and held harmless by the Purchaser (provided that the Purchaser shall not be liable for an amount in excess of $34,000,000 under this Section 8.03) for any and all Loss arising out of or resulting from:

           (i) the breach of any representation or warranty made by the Purchaser contained in the Acquisition Documents; or

           (ii) the breach of any covenant or agreement by the Purchaser contained in the Acquisition Documents; or

           (iii) the failure of the Purchaser to pay when due any Assumed Liability.

To  the extent that the Purchaser's undertakings set forth in this
Section 8.03 may be unenforceable, the Purchaser shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller or the Shareholders.

      (b) No claim may be made against the Purchaser for indemnification pursuant to Section 8.03(a)(i) with respect to any individual item of liability or damage unless the aggregate of all such liabilities and damages of the Seller Indemnified Parties with respect to Section 8.03(a)(i) shall exceed $100,000, and the Purchaser shall not be required to pay or be liable for the first $100,000 in aggregate amount of any such liabilities and damages.

      (c) A Seller Indemnified Party shall give the Purchaser notice of any matter which a Seller Indemnified Party has
determined   has  given  or  could  give  rise  to  a   right   of
indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of
indemnification  is  claimed  or  arises.   The  obligations   and
Liabilities of the Purchaser under this Article VIII with  respect to Losses arising from Third Party Claims shall be governed by and contingent upon the following additional terms and conditions: if a Seller Indemnified Party shall receive notice of any Third Party Claim, the Seller Indemnified Party shall give the Purchaser notice of such Third Party Claim within 30 days of the receipt by the Seller Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Purchaser from any of its obligations under this Article VIII except to the extent the Purchaser is materially prejudiced by such failure and shall not relieve the Purchaser from any other obligation or liability that it may have to any Indemnified Party
otherwise   than  under  this  Article  VIII.   If  the  Purchaser
acknowledges  in  writing its obligation to indemnify  the  Seller
Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Purchaser shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if the Purchaser gives notice of its intention to do so to the Seller Indemnified Party within five days of the receipt of such notice from the Seller Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it  inappropriate in the judgment of the Seller Indemnified  Party for the same counsel to represent the Seller Indemnified Party and the Purchaser, then the Seller Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Seller Indemnified Party determines counsel is required, at the expense of the Purchaser. In the event the Purchaser exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Seller Indemnified Party shall cooperate with the Purchaser in such defense and make available to
the   Purchaser,  at  the  Purchaser's  expense,  all   witnesses,
pertinent  records,  materials  and  information  in  the   Seller
Indemnified Party's possession or under the Seller Indemnified Party's control relating thereto as is reasonably required by the
Purchaser.   Similarly, in the event the Seller Indemnified  Party
is, directly or indirectly, conducting the defense against any such Third Party Claim, the Purchaser shall cooperate with the Seller Indemnified Party in such defense and make available to the Seller Indemnified Party, at the Purchaser's expense, all such witnesses, records, materials and information in the Purchaser's possession or under the Purchaser's control relating thereto as is
reasonably  required  by the Seller Indemnified  Party.   No  such
Third Party Claim may be settled by the Purchaser without the written consent of the Seller Indemnified Party.

SECTION 8.04. Tax Matters. Anything in this Article VIII (except for the specific reference to Tax matters in Section 8.01) to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Article VI.

                            ARTICLE IX
                      TERMINATION AND WAIVER

SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Closing:

      (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that may be expected to result in a Material Adverse Effect; or (ii) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

      (b) by the Seller, either Shareholder or the Purchaser if the Closing shall not have occurred by January 1, 1997; provided, however, that the right to terminate this Agreement under this
Section 9.01(b) shall not be available to the Seller or either Shareholder, on the one hand, or the Purchaser, on the other hand, if such party's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

      (c) by the Seller, either Shareholder or the Purchaser in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

      (d) by the mutual written consent of the Seller, each Shareholder and the Purchaser.

SECTION 9.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section
10.01 and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement.

SECTION 9.03. Waiver. The Purchaser, on the one hand, and the Seller and the Shareholders, on the other hand, may (a) extend the time for the performance of any of such other party or parties' obligations or other acts, (b) waive any inaccuracies in the representations and warranties of such other party or parties contained herein or in any document delivered by such other party or parties pursuant hereto or (c) waive compliance with any of the agreements or conditions of such other party or parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                             ARTICLE X
                        GENERAL PROVISIONS

SECTION 10.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

     (a)  if to the Seller:

               THC Systems, Inc.
               c/o Mr. Eugene Goldberg
               11796 Maidstone Drive
               West Palm Beach, FL  33414
               Telecopy:  (561) 790-4406

          with a copy to:

               Moses & Singer LLP
               1301 Avenue of the Americas
               New York, NY  10019
               Telecopy:  (212) 554-7700
               Attention: Solomon P. Friedman, Esq.

     (b)  if to the Shareholders, to:

               Mr. Eugene Goldberg
               11796 Maidstone Drive
               West Palm Beach, FL  33414
               Telecopy:  (561) 790-4406

          and to:

               Mr. Robert Goldberg
               16712 Sweet Bay Drive
               Delray Beach, FL  33445
               Telecopy:  (407) 498-9518

          with a copy to:

               Moses & Singer LLP
               1301 Avenue of the Americas
               New York, NY  10019
               Telecopy:  (212) 554-7700
               Attention: Solomon P. Friedman, Esq.

     (c)  if to the Purchaser:

               Oneida Ltd.
               Oneida, NY  13421
               Telecopy:  (315) 363-3700
               Attention:  Catherine H. Suttmeier, Esq.

          with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY  10022
               Telecopy:  (212) 848-7179
               Attention:  Bonnie Greaves, Esq.

SECTION 10.03. Public Announcements. The parties hereto agree that they will issue a press release announcing the execution of this Agreement promptly following such execution in substantially the form of Exhibit 10.03 hereto. Thereafter, neither the Seller or either Shareholder, on the one hand, nor the Purchaser, on the other hand, shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior consultation with the other party or parties, and the parties shall cooperate as to the contents of any such press release or public announcement.

SECTION 10.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 10.06. Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller, the Shareholders and the Purchaser with respect to the subject matter hereof.

SECTION 10.07. Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller, each Shareholder and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller, each Shareholder and the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Seller or either Shareholder as long as, following any such assignment, the Asset Purchase Agreement Guarantee remains in full force and effect.

SECTION 10.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 10.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, each Shareholder and the Purchaser or
(b) by a waiver in accordance with Section 9.03.

SECTION 10.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the State of New York.

SECTION 10.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity, without the necessity of demonstrating the inadequacy of money damages.

      IN WITNESS WHEREOF, the Seller, each Shareholder and the Purchaser have caused this Agreement to be executed as of the date first written above, in the case of the Seller and the Purchaser, by their respective officers thereunto duly authorized.

                                        THC SYSTEMS, INC.


                                        By: /s/ Eugene Goldberg
                                        Name:
                                        Title:


                                        /s/ Eugene Goldberg
                                        Name:  Eugene Goldberg


                                        /s/ Robert Goldberg
                                        Name:  Robert Goldberg



                                        ONEIDA COMMUNITY CHINA, INC.

                                        By: /s/ Peter J. Kallet
                                        Name:
                                        Title:  President

                             EXHIBIT A

          PERSONS ENTERING INTO EMPLOYMENT OR CONSULTING
                   AGREEMENTS WITH THE PURCHASER


Consulting Agreements

Eugene Goldberg



Employment Agreements

Allan Conseur
Ira Goldberg
Barry Goldberg
James Goldberg

                          EXHIBIT 1.01(a)

                   FORM OF ASSUMPTION AGREEMENT

      ASSUMPTION AGREEMENT, dated as of __________________ ____, 1996 (this "Agreement"), between ONEIDA COMMUNITY CHINA, INC., a New York corporation (the "Purchaser"), and THC SYSTEMS, INC., a New York corporation (the "Seller"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement (as defined below).

               W I T N E S S E T H:

     WHEREAS, the Seller, Eugene Goldberg, Robert Goldberg and the Purchaser have entered into an Asset Purchase Agreement, dated as of August 29, 1996 (the "Asset Purchase Agreement"), providing for the sale to the Purchaser of the Business and the Assets, and the assumption by the Purchaser of the Assumed Liabilities; and

      WHEREAS, the execution and delivery of this Agreement by the Purchaser is a condition to the obligations of the Seller and the Shareholders to consummate the transactions contemplated by the Asset Purchase Agreement;

      NOW, THEREFORE, in consideration of the premises and of  the
mutual  agreements  and  covenants  hereinafter  set  forth,   the
Purchaser and the Seller hereby agree as follows:

1. The Purchaser hereby assumes and agrees to pay, perform and discharge when due all Liabilities of the Seller as at the Closing Date arising out of or relating to the Business, whether accrued or arising before or after the Closing, except for the Excluded Liabilities.

2. Any notice, request or other document to be given hereunder to either party hereto shall be given in accordance with Section
10.02 of the Asset Purchase Agreement.

3. This Agreement shall not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Seller as long as, following any such assignment, the Asset Purchase Agreement Guarantee remains in full force and effect.

4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State.

5. This Agreement may not be amended, waived or otherwise modified except by a written instrument signed by the Seller and the Purchaser.

6. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        ONEIDA COMMUNITY CHINA, INC.

                                        By:
                                        Name:
                                        Title:


                                        THC SYSTEMS, INC.

                                        By:
                                        Name:
                                        Title:

                          EXHIBIT 1.01(b)

                FORM OF BILL OF SALE AND ASSIGNMENT

      BILL OF SALE AND ASSIGNMENT, dated as of ____________ ___, 1996, from THC SYSTEMS, INC., a New York corporation (the
"Seller"), to ONEIDA COMMUNITY CHINA, INC. , a New York corporation (the "Purchaser"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement (as defined below).

     WHEREAS, the Seller, Eugene Goldberg, Robert Goldberg and the Purchaser have entered into an Asset Purchase Agreement, dated as of August 29, 1996 (the "Asset Purchase Agreement"), providing for the sale to the Purchaser of the Business and the Assets, and the assumption by the Purchaser of the Assumed Liabilities; and

      WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Seller is a condition to the obligations of the Purchaser to consummate the transactions contemplated by the Asset Purchase Agreement.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement, the Seller by these presents hereby agrees as follows:

1. Sale and Assignment of Assets and Properties. The Seller does hereby sell, assign, transfer, convey and deliver to the Purchaser, its successors and assigns, forever, the entire right, title and interest of the Seller in and to all the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Seller or to which it is directly or indirectly entitled and, in any case, belonging to or used or intended to be used in the Business, other than the Excluded Assets (the assets to be purchased by the Purchaser being referred to as the "Assets"), including, without limitation, the following:

     (i)  the Business as a going concern;

      (ii) all rights in respect of the Leased Real Property and any leased Tangible Personal Property;

     (iii) all Tangible Personal Property used or held for use by the Seller at the locations at which the Business is conducted, or otherwise owned or held by the Seller at the Closing Date for use in the conduct of the Business and not otherwise included in clause (ii) above;

      (iv) all vehicles other than the Seller's 1989 Silver Spur Rolls Royce used by Eugene Goldberg;

     (v) all cash, cash equivalents and bank accounts (other than the Purchase Price Bank Account) owned by the Seller at the Closing Date;

     (vi) all Inventories;

     (vii)     all Receivables;

      (viii) all books of account, general, financial, tax records (other than tax returns and supporting schedules filed with respect to the Seller's Income Taxes) and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and any rights thereto owned, associated with or employed by the Seller or used in, or relating to, the Business at the Closing Date, other than organizational documents, minute and stock record books and the corporate seal of the Seller; provided, however, that the Seller shall be entitled to retain its general ledger and all of its journals including, without limitation, its journals for sales, purchases, cash receipts and cash disbursements, so long as it shall deliver certified copies of all of the foregoing to the Purchaser at the Closing;

     (ix) the goodwill of the Seller relating to the Business;

      (x)   all the Seller's right, title and interest in, to  and
under   the   Owned   Intellectual  Property  and   the   Licensed
Intellectual Property;

      (xi) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), pertaining to, arising out of, and enuring to the benefit of the Seller;

      (xii) all sales and promotional literature, customer lists and other sales-related materials owned, used, associated with or employed by the Seller at the Closing Date;

      (xiii) all rights of the Seller under all contracts, licenses, sublicenses, agreements, leases, commitments, and sales and purchase orders, and under all commitments, bids and offers (to the extent such offers are transferable);

      (xiv) all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations held or used by the Seller in connection with, or required for, the Business, to the extent transferable;

      (xv) all assets (including, without limitation, assets held in trust and insurance policies) and rights in respect of assets used to fund or otherwise relating to any Plans, except the Excluded 401(k) Assets;

      (xvi) all progress payments under any customer order or other agreement which the Purchaser shall have assumed under this Agreement; and

      (xvii) all the Seller's right, title and interest on the Closing Date in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business.

2. Assets and Properties Not Sold or Assigned. The following are specifically excepted from the Assets to be transferred to the Purchaser pursuant to Section 1 of this Bill of Sale and Assignment (the "Excluded Assets"):

     (i)  the Purchase Price Bank Account;

     (ii) the Excluded 401(k) Assets;

      (iii) all rights of the Seller under this Agreement, the Ancillary Agreements and the Guaranty;

      (iv) Eugene Goldberg's desk, desk chair, couch, club chair, wooden cube and painting of a seashell by Fred Werner, each of which is located in his office in Melville, New York; and

     (v)  the Seller's 1989 Silver Spur Rolls Royce used by Eugene
Goldberg.

3. Power of Attorney. The Seller hereby constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney of the Seller, with full power of substitution, in the name of the Purchaser or in the name of the Seller, but for the benefit and at the expense of the Purchaser:

      (a) to collect, demand and receive any and all assets and properties hereby sold and assigned to the Purchaser or intended so to be;

     (b) to institute and prosecute any and all actions, suits or proceedings which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the assets and properties hereby sold and assigned to the Purchaser or intended so to be, to defend or compromise any and all actions, suits or proceedings in respect of any of such assets and properties, and to do all such acts and things in relation thereto as the Purchaser shall deem advisable;

      (c) to take any and all reasonable action designed to provide for the Purchaser the benefits under all contracts and leases, including enforcement at the cost and for the account of the Purchaser of any and all rights against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise; and

      (d) to take any and all other reasonable action designed to vest more fully in the Purchaser the assets and properties hereby sold and assigned to the Purchaser or intended so to be and in order to provide for the Purchaser the benefit, use, enjoyment and possession of such assets and properties.

The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. The Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto. The Seller shall from time to time pay to the Purchaser, when received, any amounts which shall be received directly or indirectly by the Seller (including amounts received as interest) in respect of any assets or properties sold, assigned or transferred to the Purchaser pursuant hereto.

4. No Rights in Third Parties. Nothing expressed or implied in this Bill of Sale and Assignment is intended to confer upon any person, other than the Purchaser and the Seller and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Bill of Sale and Assignment.

5. Successors and Assigns. This Bill of Sale and Assignment shall bind and inure to the benefit of the Seller and the Purchaser and their respective successors and permitted assigns.

6. Governing Law. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the Seller has caused this Bill of Sale and Assignment to be duly executed and its corporate seal to be affixed hereto as of the day and year first above written.

                                        THC SYSTEMS, INC.

                                        By:
                                        Name:
                                        Title:
[Corporate Seal]

Attest:
Name:
Title:

STATE OF NEW YORK        )
                         )    SS:
COUNTY OF NEW YORK       )

      On  the  ____th day of _________, 1996, before me personally
came                             , to me known, who, being  by  me
duly  sworn,  did depose and day that  he  is              of  THC
SYSTEMS, INC., a New York corporation and the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



[Notarial Seal]                                   Notary Public

                          EXHIBIT 2.07(d)

        METHODOLOGY FOR COMPUTING PURCHASE PRICE ADJUSTMENT

REFERENCE BALANCE SHEET (1/31/96)
                                            ASSETS      ASSETS
                                TOTAL       PURCHASED   EXCLUDED
ASSETS
Current Assets
      Cash
      Accounts receivable, net
        of allowance for doubtful
        accounts of $250,000
        in 1996
Inventories
Prepaid expenses and other
  current assets
Total current assets

Property and equipment, net
Federal tax deposit
Deferred financing costs, net
   of accumulated amortization
   of $57,514 in 1996
Total Assets


                                           LIABILITIES     LIABILITIES
                                TOTAL        ASSUMED        EXCLUDED

LIABILITIES
Current liabilities:
    Current portion of long-
       term debt
    Notes and acceptances
       payable
    Accounts payable
    Dividends payable
    Accrued expenses and
       other liabilities
Total current liabilities

Long-term  debt,  less  current
  portion
Loans payable to shareholders

Total Liabilities


              NET ASSETS = ASSETS PURCHASED - LIABILITIES ASSUMED =

     CLOSING BALANCE SHEET
                                            ASSETS      ASSETS
                                TOTAL       PURCHASED   EXCLUDED
ASSETS
Current Assets
    Cash
    Accounts receivable, net of
      allowance for doubtful
      accounts
Inventories
Prepaid expenses and
  other current assets
Total current assets

Property and equipment, net
Federal tax deposit
Deferred financing costs,
  net of accumulated
  amortization
Total Assets


                                             LIABILITIES   LIABILITIES
                                TOTAL          ASSUMED       EXCLUDED

LIABILITIES
Current liabilities:
    Current portion  of
       long-term debt
    Notes and acceptances
       payable
    Accounts payable
    Dividends payable
    Accrued expenses and
       other liabilities
Total current liabilities

Long-term debt, less
  current portion
Loans payable to
  shareholders

Total Liabilities

              NET ASSETS = ASSETS PURCHASED - LIABILITIES ASSUMED =

                           EXHIBIT 2.08

                     FORM OF ESCROW AGREEMENT

      ESCROW AGREEMENT, dated as of ___________ ____, 1996 (this "Agreement"), among THC SYSTEMS, INC., a New York corporation (the "Seller"), EUGENE GOLDBERG and ROBERT GOLDBERG (collectively, the "Shareholders"), and ONEIDA COMMUNITY CHINA, INC., a New York corporation (the "Purchaser"), and THE CHASE MANHATTAN BANK, N.A., a Delaware corporation (the "Escrow Agent"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement (as defined below).

               W I T N E S S E T H:

      WHEREAS, the Seller, the Shareholders and the Purchaser have entered into an Asset Purchase Agreement, dated as of August 29, 1996 (the "Asset Purchase Agreement"), pursuant to which the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to the Purchaser, the Business and the Assets, and the Purchaser has agreed to assume the Assumed Liabilities;

       WHEREAS, it is contemplated under the Asset Purchase Agreement that the Purchaser will deposit or cause to be deposited into escrow the sum of $2,000,000 in cash at the Closing (the "Escrow Amount") to be held and disbursed by the Escrow Agent in accordance with Section 4 of this Agreement;

      WHEREAS, a copy of the Asset Purchase Agreement has been delivered to the Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder;

      WHEREAS, the parties hereto agree that the Escrow Agent is not a party to the Asset Purchase Agreement and has no rights or obligations thereunder, and that the duties and obligations of the Escrow Agent shall be determined solely by this Agreement; and

      WHEREAS, the Escrow Agent will hold the Escrow Amount in Account No. _______________ at ___________, ____________ (the
"Escrow Account");

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and in the Asset Purchase Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Appointment and Agreement of Escrow Agent. The Purchaser, the Seller and the Shareholders hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

2. Establishment of the Escrow Fund. (a) Pursuant to Section 2.06(b) of the Asset Purchase Agreement, the Purchaser shall deliver to the Escrow Agent on the date hereof the Escrow Amount. The Escrow Agent shall hold the Escrow Amount and all interest and other amounts earned thereon (the "Escrow Fund") in escrow pursuant to this Agreement in the Escrow Account.

      (b) The Purchaser, the Seller and the Shareholders confirm to the Escrow Agent and to each other that the Escrow Fund is free and clear of all Encumbrances except as may be created by this Agreement and the Asset Purchase Agreement.

3. Purpose of the Escrow Fund. The Escrow Amount will be deposited with the Escrow Agent and will be held by the Escrow Agent to secure the obligations of the Seller and each of the Shareholders contained in Section 2.07 of the Asset Purchase Agreement.

4. Payments from the Escrow Fund. (a) If, at any time, the Purchaser shall deliver to the Escrow Agent a written notice (a "Purchaser's Certificate"), which Purchaser's Certificate shall:

           (i) state that the Purchase Price is required to be adjusted downward pursuant to the terms of Section 2.07(c)(i) of the Asset Purchase Agreement; and

           (ii) state the aggregate amount of such downward adjustment in the Purchase Price (the "Adjustment Amount");

within three Business Days of its receipt of the Purchaser's Certificate, the Escrow Agent shall pay to the Purchaser, by wire transfer in immediately available funds to an account designated by the Purchaser, out of the Escrow Account an amount in cash equal to the Adjustment Amount, together with interest thereon from the Closing Date to and including the date of payment by the Escrow Agent to the Purchaser at a rate equal to the interest rate prevailing on 90-day United States Treasury Bills as of the Closing Date (the "Interest Amount"). In the event that the Escrow Fund is insufficient to cover the aggregate of the Adjustment Amount and the Interest Amount, the Escrow Agent shall pay the entire Escrow Fund by wire transfer in immediately available funds to an account designated by the Purchaser. In the event that the Escrow Fund exceeds the aggregate of the Adjustment Amount and the Interest Amount, the Escrow Agent shall, after paying the Adjustment Amount and the Interest Amount to an account designated by the Purchaser, pay the remaining Escrow Fund by wire transfer in immediately available funds to an account designated by the Seller, plus any interest earned on such amount from the Closing Date to the date of payment, such interest to be transferred to the Seller upon receipt by the Escrow Agent of such interest.

      (f) Upon the termination of this Agreement in accordance with Section 10(c), the Escrow Agent shall promptly liquidate all investments of the Escrow Fund and transfer to the Seller, by wire transfer in immediately available funds, the amount in cash then remaining in the Escrow Fund, plus any interest earned on such amount from the Closing Date to the date of payment (such interest to be transferred to the Seller upon receipt by the Escrow Agent of such interest).

5. Liquidation of the Escrow Fund. Whenever the Escrow Agent shall be required to make payment from the Escrow Fund, the Escrow Agent shall pay such amounts by liquidating the investments of the Escrow Fund to the extent necessary to pay such amounts in full and in cash. Subject to the provisions of Section 9(g) of this Agreement, the Escrow Agent shall not be liable for any losses incurred in any such liquidation.

6. Maintenance of the Escrow Fund; Termination of the Escrow Fund. The Escrow Agent shall continue to maintain the Escrow Fund until the termination of this Agreement.

7. Investment of Escrow Fund. The Escrow Agent shall invest and reinvest moneys on deposit in the Escrow Fund, unless joint written notice to the contrary is received from the Seller and the Purchaser, in any combination of the following: (a) readily marketable direct obligations of the Government of the United
States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit, of or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States, rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poors, Inc.

8. Assignment of Rights to the Escrow Fund; Assignment of Obligations; Successors. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller, each Shareholder and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller, each Shareholder and the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Seller or either Shareholder as long as, following any such assignment, the Asset Purchase Agreement Guarantee remains in full force and effect.

9. Escrow Agent. (a) Except as expressly contemplated by this Agreement or by joint written instructions from the Purchaser, the Seller and the Shareholders, the Escrow Agent shall not sell, transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

      (b) The duties and obligations of the Escrow Agent shall be determined solely by this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement.

      (c) In the performance of its duties hereunder, the Escrow Agent shall be entitled to rely upon any document, instrument or signature believed by it in good faith to be genuine and signed by any party hereto or an authorized officer or agent thereof, and shall not be required to investigate the truth or accuracy  of  any  statement contained in  any  such  document  or instrument. The Escrow Agent may assume that any Person purporting to give any notice in accordance with the provisions of this Agreement has been duly authorized to do so.

      (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, hereunder except in the case of its gross negligence, bad faith or willful misconduct. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

      (e) The Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund or income thereon, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any such funds actually in its possession.

      (f) As compensation for its services to be rendered under this Agreement, for each year or any portion thereof, the Escrow Agent shall receive a fee in the amount specified in Schedule A to this Agreement and shall be reimbursed upon request for all expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the preparation of this Agreement and the carrying out of its duties under this Agreement. All such fees and expenses shall be shared equally by the Seller and the Shareholders, on the one hand, and the Purchaser, on the other.

      (g) The Purchaser, the Seller and the Shareholders jointly but not severally agree to reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense, including, without limitation, reasonable attorneys' fees, incurred without gross negligence, bad faith or willful misconduct on the part of the Escrow Agent arising out of, or in connection with the acceptance of, or the performance of, its duties and obligations under this Agreement. The Purchaser, on the one hand, and the Seller and the Shareholders, on the other, shall share equally the costs of any such loss, liability or expense suffered by the Escrow Agent. The aggregate liability of the Purchaser, on the one hand, and the Seller and the Shareholders, on the other, shall in no event exceed 50% of any such loss, liability or expense suffered by the Escrow Agent. The terms of this paragraph
(g) shall survive the termination of  this Agreement.

      (h) The Escrow Agent may at any time resign by giving twenty Business Days' prior written notice of resignation to the Seller, the Shareholders and the Purchaser. The Seller and the Shareholders and the Purchaser may at any time jointly remove the Escrow Agent by giving ten Business Days' written notice signed by each of them to the Escrow Agent. If the Escrow Agent shall resign or be removed, a successor Escrow Agent, which shall be a bank or trust company having its principal executive offices in ____________, _________, and assets in excess of $10,000,000,000, and which shall be reasonably acceptable to the Seller and the Shareholders, shall be appointed by the Purchaser by written instrument executed by the Seller, the Shareholders and the Purchaser and delivered to the Escrow Agent and to such successor Escrow Agent and, thereupon, the resignation or removal of the predecessor Escrow Agent shall become effective and such successor Escrow Agent, without any further act, deed or conveyance, shall become vested with all right, title and interest to all cash and property held hereunder of such predecessor Escrow Agent, and such predecessor Escrow Agent shall, on the written request of the Seller, the Shareholders, the Purchaser or the successor Escrow Agent, execute and deliver to such successor Escrow Agent all the right, title and interest hereunder in and to the Escrow Fund of such predecessor Escrow Agent and all other rights hereunder of such predecessor Escrow Agent. If no successor Escrow Agent shall have been appointed within twenty Business Days of a notice of resignation by the Escrow Agent, the Escrow Agent's sole responsibility shall thereafter be to hold the Escrow Fund until the earlier of its receipt of designation of a successor Escrow Agent, a joint written instruction by the Seller, the Shareholders and the Purchaser and termination of this Agreement in accordance with its terms. Additionally, if no successor Escrow Agent shall have been appointed within twenty business days of a notice of resignation by the Escrow Agent, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties.

10.        Termination.  This Escrow Agreement shall terminate  on
the  earlier  of:   (a)  the  date on which  there  are  no  funds
remaining in the Escrow Fund, (b) two Business Days following the date on which an Adjustment Amount described in a Purchaser's Certificate delivered to the Escrow Agent shall have been paid to an account designated by the Purchaser and the remaining Escrow Fund, if any, shall have been paid to an account designated by the Seller, in each case in accordance with Section 4 of this Agreement, and (c) two Business Days after the Purchaser and the Seller shall have delivered to the Escrow Agent a certificate stating that the Purchase Price is not required to be adjusted downward pursuant to the terms of Section 2.07(c)(i) of the Asset Purchase Agreement.

11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

     (a)  if to the Seller:

               THC Systems, Inc.
               c/o Mr. Eugene Goldberg
               11796 Maidstone Drive
               West Palm Beach, FL  33414
               Telecopy: (561) 790-4406

          with a copy to:

               Moses & Singer LLP
               1301 Avenue of the Americas
               New York, NY  10019
               Telecopy:  (212) 554-7700
               Attention:  Solomon P. Friedman, Esq.

     (b)  if to the Shareholders, to:

               Mr. Eugene Goldberg
               11796 Maidstone Drive
               West Palm Beach, FL  33414
               Telecopy: (561) 790-4406

          and to:

               Mr. Robert Goldberg
               16712 Sweet Bay Drive
               Delray Beach, FL  33445
               Telecopy:  (407) 498-9518
          with a copy to:

               Moses & Singer LLP
               1301 Avenue of the Americas
               New York, NY  10019
               Telecopy:  (212) 554-7700
               Attention: Solomon P. Friedman, Esq.

     (c)  if to the Purchaser:

               Oneida Ltd.
               Oneida, NY  13421
               Telecopy:  (315) 363-3700
               Attention:  Catherine H. Suttmeier, Esq.

          with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY  10022
               Telecopy:  (212) 848-7179
               Attention:  Bonnie Greaves, Esq.

     (d)  if to the Escrow Agent, to:

               The Chase Manhattan Bank N.A.
               ___________________________
               ___________________________
               Telecopy: __________________
               Attention: __________________

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within that State.

13. Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, the Shareholders, the Purchaser and the Escrow Agent or (b) by a waiver in accordance with Section 14 of this Agreement.

14. Waiver. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

15. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

16. Entire Agreement. This Agreement and the Asset Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Seller, the Shareholders, the Purchaser and the Escrow Agent with respect to the subject matter hereof.

17. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

19. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above, in the case of the Seller, the Purchaser and the Escrow Agent, by their respective officers thereunto duly authorized.


                                        THC SYSTEMS, INC.

                                        By:
                                        Name:
                                        Title:


                                        By:
                                        Name:  Eugene Goldberg


                                        By:
                                        Name:  Robert Goldberg



                                        ONEIDA COMMUNITY CHINA, INC.

                                        By:
                                        Name:
                                        Title:


                                        THE CHASE MANHATTAN BANK, N.A.

                                        By:
                                        Name:
                                        Title:

                            SCHEDULE A

                        [Escrow Agent Fees]

                           EXHIBIT 10.03

                       FORM OF PRESS RELEASE


For  Immediate Release:     Contact:  David A. Gymburch (315) 361-3271
August  29, 1996                       Corporate  Public Relations
                                       http://www.oneida.com


    ONEIDA LTD. TO ACQUIRE REGO CHINA FOR FOODSERVICE BUSINESS

Oneida, N.Y. - Oneida Ltd. (NYSE/OCQ) announced today it has signed an agreement to purchase substantially all the assets and assume certain liabilities of THC Systems, Inc., which operates as Rego China, for approximately $45 million in cash. The transaction is expected to be completed by the end of the year, said Oneida Chairman and Chief Executive Officer William D. Matthews.

THC, based in Melville, N.Y., is a leading importer and marketer of commercial vitreous china and porcelain for the foodservice industry in the United States. THC Chairman and Chief Executive Officer Eugene Goldberg and Co-Chairman Robert Goldberg said the company's customers include some of the nation's largest foodservice distributors, restaurant chains and hotel chains. Oneida will continue Rego China's present lines of business through a separate subsidiary.

Mr. Matthews said the acquisition is an ideal complement to the various china products marketed by the Oneida Foodservice Division, including dinnerware manufactured by Oneida's Buffalo China subsidiary. Rego, which has been in business for over 70 years, markets dinnerware for all segments of the foodservice industry.

"Having Rego join us is a natural extension of Oneida's commitment to the foodservice business," Mr. Matthews commented. "This truly rounds out the selection of foodservice china we can offer, giving us a great array of products. We anticipate many benefits from the synergism of two widely recognized companies with complementary product lines."

Oneida, incorporated in 1880, is the world's largest manufacturer of stainless steel and silverplated flatware for both the consumer and foodservice industries. Oneida also markets a variety of serveware for those two industries.

                                                        EXHIBIT 2.2


               AMENDMENT TO ASSET PURCHASE AGREEMENT

    AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of November 4, 1996 (this "Amendment"), among THC SYSTEMS, INC., a New York corporation (the "Seller"), EUGENE GOLDBERG and ROBERT GOLDBERG (each a "Shareholder" and, collectively, the "Shareholders"), and ONEIDA COMMUNITY CHINA, INC., a New York corporation (the "Purchaser"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement (as defined below).

                            WITNESSETH:

    WHEREAS, the Seller, the Shareholders and the Purchaser have entered into an Asset Purchase Agreement, dated as of August 29, 1996 (the "Asset Purchase Agreement"), pursuant to which the Purchaser has agreed to purchase from the Seller, and the Seller has agreed to sell to the Purchaser, the Business and the Assets, and the Purchaser has agreed to assume the Assumed Liabilities; and

    WHEREAS, the Seller, the Shareholders and the Purchaser desire to amend the Asset Purchase Agreement in certain respects;

    NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Seller, the Shareholders and the Purchaser hereby agree as follows:

SECTION 1. Definition of Excluded Assets. Section 2.01(b) of the Asset Purchase Agreement is amended and restated in its entirety as follows:

      "(b) The Assets shall exclude the following assets owned by the Seller (the "Excluded Assets"):

          (i)  the Purchase Price Bank Account;

          (ii) the Excluded 401(k) Assets;

          (iii) all rights of the Seller under this Agreement, the Ancillary Agreements and the Guarantee;

           (iv) Eugene Goldberg's desk, desk chair, couch, club chair, wooden cube and painting of a seashell by Fred Werner, each of which is located in his office in Melville, New York;

           (v)  the Seller's 1989 Silver Spur Rolls Royce used  by
Eugene Goldberg;

          (vi) the Federal tax deposit that the Seller is required to maintain with the IRS pursuant to Section 7519 of the Code as a result of the fact that the Seller's taxable year ends on January 31, rather than December 31, of each year; and

           (vii)     all rights and causes of action against Allan
H. Conseur or Morton Cohen that the Seller may have pursuant to any counterclaims in connection with any Actions brought by Allan
H. Conseur or Morton Cohen against the Seller, and all amounts recovered or recoverable by the Seller from Allan H. Conseur or Morton Cohen pursuant to any such counterclaims (or any settlement thereof)."

SECTION 2. Assumption and Exclusion of Liabilities. Section 2.02 of the Asset Purchase Agreement is amended and restated in its entirety as follows:

          "SECTION 2.02.  Assumption and Exclusion of Liabilities.
(a) On the terms and subject to the conditions of this Agreement, the Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due all Liabilities of the Seller as at the Closing Date arising out of or relating to the Business, whether accrued or arising before or after the Closing, except for the Excluded Liabilities as defined in Section 2.02(b) (the "Assumed Liabilities").

      (b) The Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Seller as of the Closing Date other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation:

          (i) subject to clause (ix) of this Section 2.02(b), all Taxes not reflected on the Closing Balance Sheet now or hereafter owed by the Seller or any Affiliate of the Seller, or attributable to the Assets or the Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date (as provided in Section 6.01) and all of the Seller's Income Taxes;

           (ii) all Liabilities relating to or arising out of the Excluded Assets;

           (iii) all Liabilities relating to or arising out of the dispute between the Seller and the Hunan Arts & Crafts Import and Export Corporation;

           (iv) all Liabilities of the Seller for warranty claims, quality-related claims or product liability claims relating to products shipped prior to the Closing, other than reasonable product and quality returns and allowances arising in the ordinary course of the Business;

           (v) all Liabilities of the Seller for Indebtedness to bank lenders;

          (vi) all Liabilities of the Seller relating to any loans payable to any of the Seller's shareholders;

           (vii) all Liabilities of the Seller under any contracts for professional services entered into by the Seller in connection with the transactions contemplated by this Agreement, other than any such Liabilities that are reflected on the Closing Balance Sheet;

           (viii) all Liabilities relating to or arising out of United States Customs duties or penalties relating to amounts reflected in import documents as (A) interest payments and loading (or stuffing) charges paid to the Guoguang factory in the People's Republic of China for Inventories imported into the United States from such factory by the Seller prior to the Closing Date or (B) fees or other payments made to buying agents acting on behalf of the Seller with respect to Inventories imported from Japan or Korea into the United States by the Seller prior to the Closing Date;

           (ix) Liabilities in an aggregate amount not to exceed $100,000 relating to or arising out of the customs classification with regard to mugs imported into the United States by the Seller prior to the Closing Date;

           (x) all Liabilities relating to or arising out of any Action brought by Allan H. Conseur or Morton Cohen against the Seller or either Shareholder; and

           (xi) all Liabilities relating to any penalties or interest due with respect to any failure or delay by the Seller in filing Form 5500s with respect to the Plans prior to the Closing Date."

SECTION 3. Purchase Price. Section 2.03(a) of the Asset Purchase Agreement is amended and restated in its entirety as follows:

           "SECTION 2.03. Purchase Price; Allocation of Purchase Price. (a) Subject to the adjustments set forth in Section 2.07, the purchase price for the Assets shall be $44,618,316 (the "Purchase Price")."

SECTION 4. Effect on Asset Purchase Agreement. Except as specifically amended hereby, all terms, provisions and conditions of the Asset Purchase Agreement shall remain in full force and effect, and such terms, provisions and conditions shall govern this Amendment.

      IN WITNESS WHEREOF, the Seller, each Shareholder and the Purchaser have caused this Amendment to be executed as of the date first written above, in the case of the Seller and the Purchaser, by their respective officers thereunto duly authorized.

                                        THC SYSTEMS, INC.

                                        By:  /s/ Eugene Goldberg
                                        Name:
                                        Title:


                                        /s/ Eugene Goldberg
                                        Name:  Eugene Goldberg


                                        /s/ Robert Goldberg
                                        Name:  Robert Goldberg


                                        ONEIDA COMMUNITY CHINA, INC.

                                        By: /s/ Peter J. Kallet
                                        Name:
                                        Title:

                                                        EXHIBIT 2.3

                             GUARANTEE

    This GUARANTEE is dated as of August 29, 1996 and is delivered by ONEIDA LTD., a New York corporation (the "Guarantor"), in connection with the execution and delivery of the Asset Purchase Agreement, dated as of August 29, 1996 (the "Asset Purchase Agreement"), among THC SYSTEMS, INC., a New York corporation (the "Seller"), EUGENE GOLDBERG and ROBERT GOLDBERG (together, the "Shareholders"), and ONEIDA COMMUNITY CHINA, INC., a New York corporation and a direct wholly owned subsidiary of the Guarantor (the "Purchaser"). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement.

    The Guarantor hereby guarantees to the Seller and the Shareholders that all obligations of the Purchaser under the Asset Purchase Agreement, the proposed Assumption Agreement between the Purchaser and the Seller (the "Assumption Agreement") and the proposed Escrow Agreement among the Seller, the Shareholders and the Purchaser (the "Escrow Agreement" and, together with the Asset Purchase Agreement and the Assumption Agreement, the "Transaction Agreements"), among the Seller, the Shareholders and the Purchaser, forms of which are attached to the Asset Purchase Agreement as Exhibits 1.01(a) and 2.08, respectively, and which are to be executed and delivered at the Closing, shall be promptly performed and complied with in accordance with their respective terms. Upon the failure by the Purchaser to fulfill any of its obligations under any of the Transaction Agreements in accordance with the terms thereof, the Guarantor shall forthwith assume and fulfill such obligations. The obligations of the Guarantor hereunder with regard to any Transaction Agreement: (a) shall continue as long as the Purchaser's obligations under any such Transaction Agreement remain in effect; (b) shall not be extinguished as a result of any change in the existence, structure or ownership of the Purchaser; (c) shall continue to be effective or be reinstated, as the case may be, if, at any time, any of the Purchaser's payments under any such Transaction Agreement must be restored or returned by the Seller or either of the Shareholders to the Purchaser or its successors or to a custodian, receiver or a trustee in bankruptcy as a result of any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Purchaser or its assets; and (d) shall not be extinguished by an assignment by the Purchaser of any such Transaction Agreement to an Affiliate of the Purchaser.

    The provisions of this Guarantee shall be binding upon and redound to the benefit of the Guarantor, the Seller and the Shareholders and their respective successors and assigns; provided, however, that the Guarantor may not assign, delegate or otherwise transfer any of its rights or obligations under this Guarantee without the consent of the Seller and the Shareholders. This Guarantee is for the sole benefit of the Seller and the Shareholders and, except as otherwise contemplated herein, nothing herein expressed or implied shall give or be construed to give any Person, other than the Seller and the Shareholders, any legal or equitable rights hereunder.

    IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed and delivered by its officer hereunto duly authorized as of the date first above written.


                                        ONEIDA LTD.

                                        By: /s/  Peter J. Kallet
                                        Name:
                                        Title:   President

                                                        EXHIBIT 2.4

                       CONSULTING AGREEMENT

    CONSULTING  AGREEMENT dated as of August 29, 1996, between
ONEIDA COMMUNITY CHINA, INC., a New York corporation (the "Company"), a subsidiary of ONEIDA LTD., a New York corporation ("Oneida") and EUGENE GOLDBERG, an individual located at 11796 Maidstone Drive, West Palm Beach, Florida 33414 ("Mr. Goldberg").

    WHEREAS, the Company has entered into an Asset Purchase Agreement, dated as of August 29, 1996 (the "Asset Purchase Agreement"), with THC Systems, Inc. (the "Seller"), and Mr. Goldberg and Robert Goldberg (collectively, the "Shareholders");

    WHEREAS, the Seller is engaged in the business of importing and distributing chinaware, flatware, hollowware and related products to a diversified base of customers, including hotels, restaurants, distributors, airlines and institutions (the "Business");

    WHEREAS, the Shareholders own all of the issued and outstanding shares of common stock, no par value, of the Seller;

    WHEREAS, subject to the terms and conditions contained in the Asset Purchase Agreement, the Company will buy and the Seller and the Shareholders will sell the Business;

    WHEREAS, Mr. Goldberg has been employed by the Seller and wishes to terminate such employment; and

    WHEREAS, the Company desires to retain Mr. Goldberg to render non-exclusive consulting and advisory services to the Company, and Mr. Goldberg is willing to make himself available to provide such services, all on the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. Consulting Period. The period during which Mr. Goldberg shall be engaged as a consultant by the Company (the "Consulting Period") shall commence as of the closing of the acquisition of the Business pursuant to the Asset Purchase Agreement (the "Commencement Date"), and shall continue until the third anniversary of the Commencement Date. The Company and Mr. Goldberg agree that they will enter into good faith negotiations to extend the Consulting Period at least three (3) months prior to the third anniversary of the Commencement Date, with such negotiations being completed at least thirty (30) days prior to the commencement of any such extended period. Section 4 shall survive any termination of this Agreement and shall remain in full force and effect.

2. Consulting and Advisory Services. (a) Mr. Goldberg's services hereunder during the Consulting Period shall consist of making himself available (whether or not the Company chooses to use Mr. Goldberg's services) to visit the former suppliers of the Seller in order to enable the Company to maintain relationships therewith and to assist the Company in subletting its office space in Melville, New York and to perform such other general consulting and advisory services as the Company may request from time to time; provided, however, that Mr. Goldberg shall not be required to (i) travel to the Far East more than once during each year of the Term, or (ii) to provide services hereunder on more than fifteen (15) additional days each year during
the Term.   The schedule for the performance of the services hereunder shall be as reasonably requested by Oneida, taking into account Mr. Goldberg's other obligations.

         (b) Mr. Goldberg shall perform the consulting and advisory services required pursuant to this Agreement in accordance with the requests and direction of Mr. Peter J. Kallet, the President and Chief Operating Officer of Oneida, and in the performance of such services shall use his best efforts, judgment and energy to advance the business and interests of the Company. Mr. Goldberg agrees to make himself available for, and faithfully to devote his best efforts to, the consulting and advisory services to be provided by him hereunder in accordance with such requests and direction.

         (c) In connection with the performance of his consulting and advisory services hereunder, Mr. Goldberg must travel during the Consulting Period as reasonably requested by the Company, including, without limitation, traveling to the Far East once each year. The Company shall provide Mr. Goldberg with first-class airfare and accommodations comparable to the accommodations that were provided heretofore by the Seller for himself and his spouse during such trips to the Far East.

         (d) The Company and Mr. Goldberg agree that Mr. Goldberg shall not be an employee of the Company or any of its affiliates, subsidiaries, joint venture partners, shareholders or parents
(such affiliates, subsidiaries, joint venture partners, shareholders and parents being collectively referred to herein as the "Affiliates") or any non-affiliated company or business for which Mr. Goldberg has been asked by the Company to render any consulting or advisory services hereunder during the Consulting Period but shall act in the capacity of an independent contractor. Consequently, Mr. Goldberg shall not be entitled to participate in any employee benefit plans, programs or arrangements of the Company or any such Affiliates, companies or businesses. Mr. Goldberg shall act solely in an advisory capacity and in consequence shall not in any way hold himself out as an officer, employee or director of the Company or any of its Affiliates or any such company or business and, unless otherwise instructed or authorized in writing, shall not have any authority to act for the Company or any of its Affiliates or to give instructions or orders on behalf of, or to make any decisions or commitments for or on behalf of, the Company of any of its Affiliates.

         (e) Recognizing the customs in the Far East and for the purpose of enabling Mr. Goldberg to function effectively as a consultant, the Company will provide him with business cards indicating that he is the Director Emeritus of the Company.

3.  Compensation.  (a)   As compensation for the obligations to
be performed by Mr. Goldberg hereunder, the Company shall pay Mr. Goldberg an annual fee (the "Consulting Fee") of one hundred thousand dollars ($100,000.00), payable in ratable monthly installments on the last day of each month; provided that Mr. Goldberg shall otherwise be in compliance with the material terms and conditions set forth in this Agreement at the time each monthly payment is made. Mr. Goldberg hereby expressly agrees that to the extent that any taxes arise or result from compensation payable to him under this Agreement (other than taxes on the Company's net income), Mr. Goldberg shall be solely responsible for the payment thereof.

         (b) The Company agrees to reimburse Mr. Goldberg for all reasonable out-of-pocket expenses incurred by Mr. Goldberg in the performance of his obligations under this Agreement for which documentation reasonably satisfactory to the Company is provided, which expenses shall be reimbursed to him in accordance with the procedures of Oneida that are applicable to key executives of Oneida and its subsidiaries at the time that such expenses are incurred, it being understood that the cost of airfare, accommodations and expenses incurred by Mr. Goldberg for himself and his spouse on any single trip taken pursuant to paragraph (c) of Section 2 hereof shall not exceed $45,000.

         (c) Notwithstanding any other provision herein to the contrary, if Mr. Goldberg dies prior to the expiration of the Consulting Period, the Company shall be under no obligation to make any additional payments to the Mr. Goldberg's estate after his death except for any compensation accrued and reimbursement of expenses incurred prior to his death but not yet paid. The Company shall also continue to provide any benefits to Mr. Goldberg's survivors as required by law.

4.  Confidential  Treatment.   Mr. Goldberg understands and
acknowledges that, in the course of his engagement as a consultant, he will have access to and will learn confidential information and trade secrets concerning the operations of the Company and its Affiliates. Accordingly, Mr. Goldberg agrees that he shall not knowingly disclose or reveal to any unauthorized person, during or after the Consulting Period, any confidential information relating to the Company or any of its Affiliates or any other company or business with respect to which Mr. Goldberg may be requested to render services
hereunder.   Mr.  Goldberg confirms that such information is the
exclusive property of the Company or such other Affiliates, companies or businesses, as the case may be, and Mr. Goldberg agrees to hold as the property of the Company, or such Affiliates, companies or businesses, as the case may be, all memoranda, books, papers, letters and other data, and all copies thereof or therefrom, whether made by Mr. Goldberg or otherwise coming into Mr. Goldberg's possession, and, on termination of Mr. Goldberg's engagement, or on demand of the
Company at any time, to  deliver the  same  to the Company.   Mr.
Goldberg acknowledges and
agrees that damages for breach of the covenant in this Section 4 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company, in addition to seeking actual damages, may seek specific enforcement of the covenant in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction, without the necessity of a bond.

5. Source of Payments. All payments provided under this Agreement shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. Mr. Goldberg shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and Mr. Goldberg or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

6. Nonassignability; Binding Agreement. (a) Neither this Agreement nor any right (other than the right to receive payments), duty, obligation or interest hereunder shall be assignable or delegable by Mr. Goldberg or his legal representatives; provided, however, that nothing in this subsection (a) shall preclude Mr. Goldberg from designating a beneficiary to receive any benefit payable hereunder upon his death or the legal representatives of Mr. Goldberg's estate from assigning any rights hereunder to the person or persons entitled thereto.

         (b) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, any successors to or permitted assigns of the parties hereto and the legal representatives of Mr. Goldberg's estate.

7. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery, telex, telecopy or certified mail, return receipt requested, to the applicable address set forth below:

     To the Company:     Oneida Community China, Inc.
                         c/o Oneida Ltd.
                         Oneida, New York  13421
                         Attention:  Catherine H. Suttmeier, Esq.

     With a Copy to:     Shearman & Sterling
                         599 Lexington Avenue
                         New York, New York  10022
                         Attention:  John J. Cannon, III, Esq.

     To Mr. Goldberg:    Mr. Eugene Goldberg
                         11796 Maidstone Drive
                         West Palm Beach, Fl. 33414

     With a Copy to:     Moses & Singer, LLP
                         1301 Avenue of the Americas
                         New York, New York  10019
                         Attention:  Solomon P. Friedman, Esq.

(or such other address as may from time to time be designated by notice by any party hereto for such purpose). Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by telecopy, on the business day following receipt of answer back or telecopy confirmation or, if by certified mail, on the date shown on the applicable return receipt.

8.  New  York  Law.   This Agreement is to be governed by and
interpreted in accordance with the laws of the State of New York, without giving effect to the choice-of-law provisions thereof. If, under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement, and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

9. Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the Company and Mr. Goldberg with respect to the subject matter hereof and cannot be amended or modified except by a writing signed by both parties. No waiver of any term or provision of this Agreement shall be effective unless in a writing executed by the party charged therewith.

10. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the day and year first set forth above.


                                        ONEIDA COMMUNITY CHINA, INC.

                                        By: /s/ Peter J. Kallet
                                        Title:  President


                                        /s/ Eugene Goldberg
                                        Eugene Goldberg

                                                       EXHIBIT 99.1

For Immediate Release:       Contact: David A. Gymburch (315) 361-3271
November 4, 1996                    Corporate Public Relations
                                       http://www.prnewswire.com
                                            (Co. News section)


              ONEIDA LTD. COMPLETES ACQUISITION OF REGO CHINA

Oneida, N.Y. - Oneida Ltd.(NYSE/OCQ) today announced it has completed the purchase of substantially all the assets of THC Systems, Inc., which operates as Rego China. The transaction, for approximately $45 million in cash, also involves Oneida assuming certain THC liabilities including accounts payable and related business expenses, said Oneida Chairman and Chief Executive Officer William D. Matthews.

Oneida on August 29 announced an agreement to acquire THC, which is based in Melville, N.Y., and is a leading importer and marketer of commercial vitreous china and porcelain for the foodservice industry. THC Chairman and Chief Executive Officer Eugene Goldberg and Co-Chairman Robert Goldberg said the company's customers include some of the nation's largest foodservice distributors, restaurant chains and hotel chains. Oneida will continue Rego China's present lines of business through a separate subsidiary.

"Rego's current customer accounts and chains of supply will be maintained without any interruption, "Mr. Matthews commented. "We expect a smooth transition as Rego products become part of our Oneida Foodservice Division. Rego is a perfect complement to the various china products we already market. It will help us better serve our current customers as well as expand our base of business.

Oneida, incorporated in 1880, is the world's largest manufacturer of stainless steel and silverplated flatware for both the consumer and foodservice industries. The company's Buffalo China subsidiary manufactures dinnerware for the foodservice industry, and Oneida also markets foodservice dinnerware by Noritake and Schonwald.

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